AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER, dated as of January 3, 2006 (this “Agreement”), is made and entered into by and among WAVE WIRELESS CORPORATION, a Delaware corporation (“Parent”), WAVE ACQUISITION CORPORATION, a Nevada corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and WAVERIDER COMMUNICATIONS INC., a Nevada corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the respective meanings given to such terms in Article VII hereof.

WHEREAS, the Board of Directors of each of the Company, Parent and Merger Sub has, by resolutions duly adopted, declared that the merger of Merger Sub with and into the Company (the “Merger”) upon the terms and subject to the conditions set forth in this Agreement and the other transactions contemplated by this Agreement are advisable, the Board of Directors of Parent has approved this Agreement and the Board of Directors of each of the Company and Merger Sub has adopted this Agreement.

WHEREAS, the Company, Parent and Merger Sub desire to make certain representations, warranties, covenants and agreements, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

THE MERGER

1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). At the Effective Time, the Merger shall have the effects specified in Section 92A.250 of the Nevada Revised Statutes. (“NRS”). Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.2 Closing. The closing of the Merger (the “Closing”) shall take place (i) at the principal executive offices of Parent, 1996 Lundy Avenue, San Jose, California at 9:00 A.M. on the fifth business day following the day on which the last to be satisfied or waived of the conditions set forth in Article V (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) shall be satisfied or waived in accordance with this Agreement or (ii) at such other place and time or on such other date as the Company and Parent may agree in writing (the “Closing Date”).

1.3 Effective Time. As soon as practicable following the Closing, the Company and Parent will cause Articles of Merger (the “Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada as provided in Section 92A.200 of the NRS. The Merger shall become effective on the date on which the Articles of Merger have been filed with the Secretary of State of the State of Nevada or at such later time as may be agreed by the parties in writing and specified in the Articles of Merger (the “Effective Time”).

1.4 Articles of Incorporation; Bylaws; Directors and Officers.

(a) At the Effective Time, the articles of incorporation of Merger Sub (the “Charter”) shall be the articles of incorporation of the Surviving Corporation until thereafter duly amended as provided therein or in accordance with applicable law.

(b) At the Effective Time, the bylaws of Merger Sub in effect at the Effective Time shall be the bylaws of the Surviving Corporation (the “Bylaws”) until thereafter amended as provided therein or in accordance with applicable Law.

(c) The sole initial director and sole initial officer of Merger Sub shall be Daniel W. Rumsey. At the Effective Time, the officers and directors of the Surviving Corporation shall be appointed by Parent to serve in such capacities until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Charter and the Bylaws.

1.5 Effect on Capital Stock.

(a) Conversion of Company Capital Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any stockholder of the Company:

(i) Any shares of common stock, par value $0.001 per share, of the Company (“Company Common Stock”) held by any wholly owned Subsidiary of the Company immediately prior to the Effective Time (or held in the Company’s treasury) shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(ii) Any shares of Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor. Any options, warrants, convertible securities or other rights to acquire Company Common Stock held by Parent, Merger Sub or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be terminated and be of no further force or effect, and no consideration shall be delivered in exchange therefor; provided, however, any issued and outstanding Bridge Notes shall result in a Bridge Note adjustment as set forth in Section 1.5(c)(iii) below.

(iii) Each share of Company Preferred Stock outstanding and held of record by Crescent immediately prior to the Effective Time shall be converted into the right to receive a number of shares of Parent Preferred Stock, which shall be convertible into a number of  shares of Parent Common Stock equal to the number of shares of Parent Common Stock that would have been issued to Crescent in the Merger if Crescent had converted all of its shares of Company Preferred Stock into shares of Company Common Stock immediately prior to the Effective Time.

(iv) Except as provided in clauses (i) and (ii) above and subject to Sections 1.5(b), (c), (d) and (e), each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive a number of shares of common stock, par value $0.0001 per share, of Parent (the “Parent Common Stock”) equal to the Exchange Ratio (as defined herein) such that the total number of shares of Parent Common Stock issued in connection with the Merger, including, without limitation, the shares of Parent Common Stock issuable upon conversion of the Parent Preferred Stock issued to Crescent in the Merger (collectively, the “Merger Consideration”), shall equal fifty-percent (50%) of Parent’s Fully Diluted Shares Outstanding immediately after the Effective Time. By way of example, as of the date hereof and based upon the Fully Diluted Shares Outstanding of Parent and the Fully Diluted Shares Outstanding of the Company, each as set forth on Schedule 1.5, the “Exchange Ratio” shall initially be 1.2179, subject to adjustment at the Closing as provided in Sections 1.5(b) and (c).

(b) Adjustments to Exchange Ratio. If, during the period from the date of this Agreement through the Effective Time, (i) the outstanding shares of Company Common Stock or Parent Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction or event, or (ii) the number of Fully Diluted Shares Outstanding of Parent or the Company is changed from the number set forth on Schedule 1.5 due to (x) the issuance of additional debt or equity securities in connection with any financing transaction entered into by Parent or the Company prior to the Effective Time, (y) the exercise or conversion of any outstanding convertible securities into shares of Parent Common Stock or Company Common Stock prior to the Effective Time, including, without limitation, the conversion of any convertible debentures currently held by Crescent, or SDS Capital Group or its affiliates, or (z) any variance between the weighted average closing price of Parent Common Stock as set forth on Schedule 1.5 and the weighted average closing price of Parent Common Stock during the 10 trading days immediately preceding the Closing Date (for the purpose of calculating the Fully Diluted Shares Outstanding for Parent and Company pursuant to the treasury stock method), then in each such case (subclauses (i) and (ii) above), the Exchange Ratio shall be equitably adjusted such that the total Merger Consideration issued by Parent in the Merger equals 50% of Parent’s Fully Diluted Shares Outstanding immediately after the Effective Time.

(c) Further Adjustments to Exchange Ratio. After giving effect to the Exchange Ratio adjustments provided in Section 1.5(b), the Exchange Ratio shall be adjusted further as follows:

(i) Parent Net Working Capital Adjustment. If Parent’s Closing Net Working Capital is greater or less than its Required Net Working Capital, then the Exchange Ratio shall be adjusted on the Closing Date as follows: in the event of a positive / (negative) variance, the Exchange Ratio shall be reduced / (increased) by an amount equal to (x) the difference between Parent’s Closing Net Working Capital and Required Net Working Capital, divided by (y) the weighted average closing price of Parent Common Stock during the 10 trading days immediately preceding the Closing Date, and dividing the quotient so obtained by (z) the Company’s Fully Diluted Shares Outstanding on the Closing Date.

(ii) Company Net Working Capital Adjustment. If the Company’s Closing Net Working Capital is greater or less than its Required Net Working Capital, then the Exchange Ratio shall be adjusted on the Closing Date as follows: in the event of a positive / (negative) variance, the Exchange Ratio shall be increased / (reduced) by an amount equal to (x) the difference between the Company’s Closing Net Working Capital and Required Net Working Capital, divided by (y) the weighted average closing price of Parent Common Stock during the 10 trading days immediately preceding the Closing Date, and dividing the quotient so obtained by (z) the Company’s Fully Diluted Shares Outstanding on the Closing Date. The parties agree and acknowledge that Bridge Notes shall not be included in the Company Net Working Capital, since the issuance of such Bridge Notes shall result in a Bridge Note Adjustment, as set forth below.

(iii) Bridge Note Adjustment. With respect to Bridge Notes issued by Company prior to the Closing Date, the Exchange Ratio shall be reduced on the Closing Date by an amount equal to (x) the aggregate face value of all outstanding or previously converted Bridge Notes issued prior to the Closing Date plus any accrued and unpaid interest thereon, divided by (y) the product of (1) eighty-five percent (85%) of the weighted average closing price of Parent Common Stock during the 10 trading days immediately prior to the Closing Date, and (2) the Exchange Ratio (as adjusted pursuant to Section 1.5(b) and Sections 1.5(c)(i) and (ii) above), and dividing the quotient so obtained by (z) the Company’s Fully Diluted Shares Outstanding on the Closing Date. All Bridge Notes remaining on the Closing Date shall be cancelled.

(d) Unvested Stock. If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then: (i) the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition; and (ii) the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Prior to the Effective Time, the Company shall take all such action as may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

(e) No Fractional Shares. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any holder of Company Common Stock who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder’s Company Stock Certificate(s) (as defined in Section 1.6), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Parent Common Stock on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the “OTC Bulletin Board”) on the date the Merger becomes effective.

(f) Stock Options and Warrants. At the Effective Time (i) all options to purchase Company Common Stock then outstanding (the “Company Options”), including options issued under the Company’s Employee Stock Option (1997) Plan, the 1999 Incentive and Nonqualified Stock Option Plan, the Employee Stock Option (2000) Plan and the Employee Stock Option (2002) Plan (collectively, the “Company Stock Option Plans”), and (ii) all warrants to purchase Company Common Stock then outstanding (the “Company Warrants”), shall be assumed by Parent in accordance with Section 4.10.

(g) Capital Stock of Merger Sub. Each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

1.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Common Stock outstanding immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist (in exchange for the right to receive the applicable consideration set forth in, and subject to, Sections 1.5 and 1.7), and all holders of certificates representing shares of Company Common Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company; and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Common Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent (as defined in Section 1.7) or to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.7.

1.7 Exchange of Company Stock Certificates.

(a) Exchange Agent; Exchange Fund. Parent’s transfer agent shall act as exchange agent in the Merger (the “Exchange Agent”). As promptly as practicable after the Effective Time, Parent shall deposit with the Exchange Agent: (i) certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.5(a)(iv); and (ii) cash sufficient to make payments in lieu of fractional shares in accordance with Section 1.5(d). The shares of Parent Common Stock and cash amounts so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect to such shares of Parent Common Stock, are referred to collectively as the “Exchange Fund.”

(b) Exchange Procedures. As promptly as practicable after the Effective Time, the Exchange Agent will mail to the Persons who were record holders of Company Common Stock immediately prior to the Effective Time: (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and the Company shall reasonably approve prior to the Effective Time (including a provision confirming that delivery of Company Stock Certificates shall be effected, and risk of loss and title to Company Stock Certificates shall pass, only upon delivery of such Company Stock Certificates to the Exchange Agent); and (ii) instructions for use in effecting the surrender of Company Stock Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Stock Certificate to the Exchange Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Parent: (A) the holder of such Company Stock Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to the provisions of Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock); and (B) the Company Stock Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.7(b), each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock) as contemplated by Section 1.5. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its reasonable discretion and as a condition to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Exchange Agent, Parent or the Surviving Corporation with respect to such Company Stock Certificate.

(c) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid or otherwise delivered to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such Company Stock Certificate in accordance with this Section 1.7. Subject to the requirements of applicable Law (including applicable abandoned property, escheat or similar laws), following surrender of any such Company Stock Certificate, the Exchange Agent will deliver to the record holder thereof, without interest: (i) a certificate representing the number of whole shares of Parent Common Stock issued in exchange therefor along with cash in lieu of any fractional share pursuant to Section 1.5(d) and the amount of any such dividends or other distributions with a record date after the Effective Time (and with a payment date prior to the date of surrender of such Company Stock Certificate) payable with respect to such whole shares of Parent Common Stock; and (ii) on the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time (and with a payment date on or subsequent to the date of surrender of such Company Stock Certificate) payable with respect to such whole shares of Parent Common Stock.

(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to holders of Company Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Company Stock Certificates who have not theretofore surrendered their Company Stock Certificates in accordance with this Section 1.7 shall thereafter look only to Parent for satisfaction of their claims for Parent Common Stock, cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to shares of Parent Common Stock.

(e) Required Withholding. Each of the Exchange Agent, Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Stock such amounts as may be required to be deducted or withheld from such consideration under the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign tax law or under any other applicable Legal Requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f) No Liability. Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property law, escheat law or other similar requirement of applicable Law.

1.8 Affiliates. Notwithstanding anything herein to the contrary, to the fullest extent permitted by Law, no certificates representing shares of Parent Common Stock shall be delivered to a Person who may be deemed an “affiliate” of the Company in accordance with Section 4.13 for purposes of Rule 145 under the Securities Act, until such Person has executed and delivered an Affiliate Agreement (as defined in Section 4.13) to Parent.

1.9 Further Action. If, at any time after the Effective Time, any further action is determined by Parent or the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to Parent and Merger Sub, as follows (it being understood that each representation and warranty contained in this Article II is subject to: (a) the exceptions and disclosures set forth in the section of the Company Disclosure Schedule corresponding to the particular Section in this Article II in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section of the Company Disclosure Schedule by reference to another section of the Company Disclosure Schedule; and (c) any exception or disclosure set forth in any other section of the Company Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty):

2.1 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Each of the Company and its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not have and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole. Section 2.1 of the Company Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Subsidiary of the Company. The Company has delivered or made available to Parent and Merger Sub true and complete copies of the articles of incorporation and bylaws of the Company and similar governing instruments of each of its Subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its articles of incorporation or bylaws or equivalent governing instruments.

2.2 Capitalization.

(a) The authorized capital stock of the Company consists of 400,000,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $0.001 per share (“Company Preferred Stock”). As of the close of business on November 30, 2005, 32,007,381 shares of Company Common Stock were issued and outstanding and no shares of Company Common Stock were held by the Company or any Subsidiary of the Company. As of the date hereof, no shares of Company Preferred Stock are issued or outstanding.

(b) As of November 30, 2005, (i) 625,000 shares of Company Common Stock were reserved for issuance and 252,356 shares were issuable upon exercise of outstanding stock options granted under the Company’s Employee Stock Option (1997) Plan, (ii) 300,000 shares of Company Common Stock were reserved for issuance and 280,795 shares were issuable upon exercise of outstanding stock options granted under the Company’s 1999 Incentive and Nonqualified Stock Option Plan, (iii) 600,000 shares of Company Common Stock were reserved for issuance and 502,761 shares were issuable upon exercise of outstanding stock options granted under the Company’s Employee Stock Option (2000) Plan, and (iv) 600,000 shares of Company Common Stock were reserved for issuance and 450,000 shares were issuable upon exercise of outstanding stock options granted under the Company’s Employee Stock Option (2002) Plan. Except as set forth in the immediately preceding two sentences or on Section 2.2 of the Company Disclosure schedules, no shares of capital stock or other equity securities of the Company are issued, reserved for issuance or outstanding. All of the outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Company Common Stock issuable pursuant to the Company ESPP and issuable upon exercise of Company Options and Company Warrants, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

(c) Section 2.2 of the Company Disclosure Schedule sets forth for each outstanding Company Stock Option and for each outstanding Company Warrant as of the date hereof, (i) the name of the holder of such Company Stock Option or Company Warrant, (ii) the Company Stock Option Plan pursuant to which such option was issued, if applicable, (iii) the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Option or Company Warrant, (iv) the exercise price of such Company Stock Option or Company Warrant, and (v) the date on which such Company Stock Option or Company Warrant was granted. Notwithstanding the foregoing, the Company Disclosure Schedule shall only set forth individually Company Warrants or Company Stock Options with an exercise price of $1.00 or less. With respect to Company Stock Options or Company Warrants with an exercise price exceeding $1.00, the Company Disclosure Schedule shall only set forth the number of shares of Company Common Stock issuable upon the exercise of such Company Stock Options or Company Warrants.

(d) Except as disclosed in this Section 2.2 or on Section 2.2 of the Company Disclosure Schedules, there are no options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its Subsidiaries is a party or by which it is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security or similar ownership interest, call, right, commitment or agreement. There are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to the registration or voting of any equity security of any class of the Company or any of its Subsidiaries.

2.3 Authority. The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company’s stockholders and the filing of the Articles of Merger pursuant to Section 92A.200 of the NRS.

2.4 Binding Effect. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

2.5 Non-Contravention; Approvals and Consents.

(a) The execution and delivery of this Agreement by the Company do not, and the performance by the Company of its obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the articles of incorporation or bylaws of the Company or the equivalent organizational documents of any of its Subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company’s stockholders as contemplated in Section 4.5 (the “Company Stockholder Approval”) and compliance with the requirements set forth in paragraph (b) below, conflict with or violate any Law or Order applicable to the Company or any of its Subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company’s rights or alter the rights or obligations of the Company or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties, including any leased real property, or assets of the Company or any of its Subsidiaries pursuant to, any Company Material Contract. Section 2.5(a) of the Company Disclosure Schedule lists all consents, waivers and approvals under any Company Material Contract required to be obtained (other than those already obtained) in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a material adverse effect on the Company or the Surviving Corporation or have a material adverse effect on the ability of the parties to consummate the Merger.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Merger with the Secretary of State of the State of Nevada, (ii) the filing of the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the meeting of the Company’s stockholders to consider the approval and adoption of this Agreement and approval of the Merger (the “Proxy Statement/Prospectus”) with the United States Securities and Exchange Commission (the “SEC”) in accordance with the Exchange Act, to be included in the Registration Statement on Form S-4 (the “Registration Statement”) to be filed by Parent with the SEC in accordance with the Securities Act, and the effectiveness of the Registration Statement, and (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, the OTC Bulletin Board and the HSR Act, and the comparable laws of any foreign country reasonably determined by the parties to be required (such consents, approvals, orders, authorizations, registrations, declarations and filings described in clauses (i) through (iii) above being referred to herein as the “Necessary Consents”); and (iv) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not be material to the Company or Parent or have a material adverse effect on the ability of the parties to consummate the Merger.

2.6 SEC Filings; Financial Statements.

(a) The Company has delivered (or made available on the SEC website) to Parent accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by the Company with, and all Company Certifications (as defined below) filed or furnished by the Company with or to, the SEC since January 1, 2002, including all amendments thereto (collectively, the “Company SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed or furnished by the Company with or to the SEC since January 1, 2002 have been so filed or furnished on a timely basis. None of the Company’s Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC: (i) each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of Company SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding Company SEC Document; and (B) in the case of Company SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing or furnishing of the applicable amending or superseding Company SEC Document. Each of the certifications and statements relating to the Company SEC Documents required by Rule 13a-14 under the Exchange Act (collectively, the “Company Certifications”) is accurate and complete, and complied as to form and content with all applicable Laws in effect at the time each such Company Certification was filed with or furnished to the SEC.

(b) The Company and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning the Company and its Subsidiaries required to be disclosed by the Company in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports. The Company has delivered or made available to Parent accurate and complete copies of all material policies, manuals and other documents promulgating, such disclosure controls and procedures. The Company is, and has at all times since January 1, 2000 been, in compliance with the applicable listing and other rules and regulations of the OTC Bulletin Board and has not since January 1, 2000 received any notice from the OTC Bulletin Board asserting any non-compliance with any of such rules and regulations.

(c) The financial statements (including any related notes) contained or incorporated by reference in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, and (iii) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods covered thereby. No financial statements of any Person other than the Company and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of the Company.

(d) The Company has delivered or made available to Parent the unaudited consolidated balance sheet (including the notes thereto) of the Company and its Subsidiaries as of September 30, 2005 (the “Company Balance Sheet”) and the unaudited consolidated statement of income (including the notes thereto) of the Company and its Subsidiaries for the fiscal year then ended (together with the Company Balance Sheet, the “Company Financial Statements”). The Company Financial Statements: (i) were prepared in accordance with GAAP applied on a basis consistent with the basis on which the financial statements contained in the Company SEC Documents were prepared; and (ii) fairly present in all material respects the condensed, unaudited consolidated financial position of the Company and its Subsidiaries as of September 30, 2005 and the condensed, unaudited consolidated results of operations of the Company and its Subsidiaries for the fiscal year then ended.

(e) The Company’s auditor has, at all times since the date of enactment of the Sarbanes-Oxley Act, been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to the Company within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by the Company’s auditors for the Company and its Subsidiaries were approved as required by Section 202 of the Sarbanes-Oxley Act.

(f) Other than as disclosed in the Company SEC Documents, there are no securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) currently in effect and no such transactions or arrangements have been effected by the Company or any of its Subsidiaries since January 1, 2000.

2.7 Absence of Certain Changes or Events.

(a) Since the date of the Company Balance Sheet, there has not been: (i) any material adverse effect on the Company, (ii) any change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or the rules and regulations promulgated by the SEC, (iii) any revaluation by the Company of any of its assets including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iv) any split, combination or reclassification of the capital stock of the Company or any of its Subsidiaries.

(b) From December 31, 2004 until the date of this Agreement, the Company and its Subsidiaries have not taken or legally committed to take any of the actions specified in Sections 4.3(a) through (r).

2.8 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the Company Balance Sheet, neither the Company nor any of its Subsidiaries had as of the date of the Company Balance Sheet, or has incurred since such date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on the Company Balance Sheet, other than liabilities and obligations that (i) were incurred in the ordinary course of business consistent with past practice and (ii) have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to the Company and its Subsidiaries taken as a whole.

2.9 Legal Proceedings. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, (a) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of the Company or any of its Subsidiaries are there any investigations or audits by a Governmental Entity pending or threatened against, relating to or affecting, the Company or any of its Subsidiaries or any of their respective assets and properties which, if determined adversely to the Company or any of its Subsidiaries, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement, and, to the knowledge of the Company or any of its Subsidiaries, there are no facts or circumstances known to the Company or any of its Subsidiaries that could be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit, and (b) neither the Company nor any of its Subsidiaries is subject to any Order that, individually or in the aggregate, has or could be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole or on the ability of the Company to consummate the transactions contemplated by this Agreement.

2.10 Tangible Property and Assets. Except as disclosed in the Company SEC Documents filed prior to the date of this Agreement, the Company and its Subsidiaries have good and marketable title to, or have valid leasehold interests in or valid rights under contract to use, all tangible property and assets used in and, individually or in the aggregate, material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with all other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of the Company or any such Subsidiary. All such property and assets are, in all material respects, in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used.

2.11 Intellectual Property Rights. The Company and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Company IP individually or in the aggregate material to the conduct of the businesses of the Company and its Subsidiaries taken as a whole. Neither the Company nor any Subsidiary of the Company is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Company IP, such Company IP is not being infringed by any third party, and neither the Company nor any Subsidiary of the Company is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, do not have and could not be reasonably expected to have a material adverse effect on the Company and its Subsidiaries taken as a whole.

2.12 Real Property.

(a) The Company and each of its Subsidiaries has good, marketable and indefeasible fee title to their respective Owned Real Properties, free and clear of any Liens, other than Liens for current taxes not yet due and payable and Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any of its Subsidiaries.

(b) Section 2.12 of the Company Disclosure Schedule sets forth an accurate and complete list of each lease pursuant to which any real property is being leased to the Company or any of its Subsidiaries.

(c) Section 2.12 of the Company Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Company Contracts granting to any Person (other than the Company or any of its Subsidiaries) a right of use or occupancy of any Owned Real Property and Leased Real Property of the Company.

2.13 Compliance; Permits.

(a) Neither the Company nor any of its Subsidiaries nor the conduct of their respective businesses is, in any material respect, in conflict with, or in default or, to the knowledge of the Company or any of its Subsidiaries, violation of, any Law applicable to the Company or any of its Subsidiaries or by which its or any of their respective businesses or properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, nor has any Governmental Entity indicated to the Company or any of its Subsidiaries an intention to conduct the same. There is no Order binding upon the Company or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted or presently proposed to be conducted.

(b) The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to the operation of the business of the Company and its Subsidiaries (collectively, the “Company Permits”). The Company and its Subsidiaries are in compliance in all material respects with the terms of the Company Permits.

2.14 Company Material Contracts. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any other party to a Company Material Contract, is in material breach, violation or default under, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Company Material Contract in such a manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek material damages or other material remedies (for any or all of such breaches, violations or defaults, in the aggregate).

2.15 Taxes.

(a) The Company and each of its Subsidiaries has filed all tax returns and reports required to be filed by it through the date hereof and will timely file any such returns or reports required to be filed on or prior to the Closing Date, and such returns and reports accurately reflect all taxes, charges and assessments owed by the Company and its Subsidiaries. Section 2.15(a) of the Company Disclosure Schedule (i) lists every federal, state, local and foreign jurisdiction in which the Company and its Subsidiaries are subject to Tax, and indicates those Tax Returns that have been examined or audited and indicates those Tax Returns that currently are the subject of examination or audit.

(b) No extension or waiver of any statute of limitations has been requested of or granted by the Company or any of its Subsidiaries with respect to any Tax for any period, and no extension or waiver of time within which to file any Tax Return has been requested by or granted to the Company or any of its Subsidiaries.

(c) No deficiency, delinquency, or default for any Taxes relating to the Company or any its Subsidiaries or its receipts, income, sales transactions or other business activities has been claimed, proposed or assessed against the Company or any of its Subsidiaries nor has the Company or any of its Subsidiaries received notice of any such deficiency, delinquency, or default; and there is no audit, examination, investigation, claim, assessment, action, suit, proceeding, lien or encumbrance in effect, pending or proposed by any tax authority with respect to any such Taxes or with respect to any Tax Return of the Company or any of its Subsidiaries. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets and properties of the Company and its Subsidiaries.

(d) The Company and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party.

(e) There is no tax ruling, request for ruling, or settlement, compromise, closing or Tax collection agreement in effect or pending which does or could affect the liability of the Company or any of its Subsidiaries for Taxes for any period after the Closing Date.

(f) Neither the Company nor any of its Subsidiaries has (i) been a member of an Affiliated Group filing a consolidated federal Tax Return or (ii) incurred any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations, under any provision of state, local or foreign law similar to Section 1.1502-6 of the Treasury Regulations, as a transferee or successor, by contract, or otherwise.

(g) Neither the Company nor any of its Subsidiaries is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate the Company or any of its Subsidiaries to make any payments, that are not or would not be deductible under Section 162(m) or Section 280G of the Code.

(h) None of the assets of the Company and its Subsidiaries (i) consists of or secures any indebtedness, the interest on which is exempt from Tax; (ii) is “tax exempt use property” within the meaning of Section 168(h) of the Code; or (iii) will as of the Closing Date be subject to any “safe harbor lease” within the meaning of former Section 168(f)(8) of the Internal Revenue Code of 1954.

2.16 Labor and Employment Matters.

(a) The Company and each of its Subsidiaries (i) has withheld and paid to the appropriate Governmental Entities, or is withholding for payment not yet due to such entities, all amounts required to be withheld from its employees; (ii) is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) has complied in all material respects with all applicable Laws relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities.

(b) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor contract applicable to the employees of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is subject to any (i) unfair labor practice complaint pending before the National Labor Relations Board or any other federal, state, local or foreign agency, (ii) pending or threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof, (iii) pending grievance proceeding, (iv) pending representation question respecting the employees of the Company or any of its Subsidiaries, (v) pending arbitration proceeding arising out of or under any collective bargaining agreement or (vi) attempt by any union to represent employees of the Company or any of its Subsidiaries as a collective bargaining agent.

(c) None of the current or former independent contractors of the Company or any of its Subsidiaries could be reclassified as an employee, except as would not have and would not reasonably be expected to have or result in a material adverse effect on the Company and its Subsidiaries.

2.17 Employees. Section 2.17 of the Company Disclosure Schedule sets forth a list of the names of all employees of the Company and its Subsidiaries currently employed in connection with its and their respective businesses (collectively, the “Employees”) and indicates the current salary or wage rate of each such Employee. All of such salaries, wages and benefits will be paid by the Company and its Subsidiaries when due for all periods through the Closing Date. Section 2.17 of the Company Disclosure Schedule sets forth a list of all Employees terminated by the Company and its Subsidiaries since the date 90 days prior to the date hereof. The employment of each Employee is terminable at will.

2.18 Employee Benefit Plans.

(a) Section 2.18(a) of the Company Disclosure Schedule sets forth a true and complete list of all Company Benefit Plans and identifies each such Company Benefit Plan as either an “employee welfare benefit plan,” as defined in ERISA Section 3(1) (a “Welfare Plan”) or an “employee pension benefit plan”, as defined in ERISA Section 3(2) (a “Pension Plan”); provided, however, that the term “Pension Plan” shall not include any Company Benefit Plan that is a “multiemployer plan” within the meaning of ERISA Section 3(37) (a “Multiemployer Plan”).

(b) The Company has delivered or made available to Parent true and complete copies of: (i) all plan texts, agreements and material employee communications relating to each Company Benefit Plan; (ii) all summary plan descriptions (whether or not required to be furnished pursuant to ERISA), the most recent annual report (including all schedules thereto) and the most recent annual and periodic accounting and financial statements of related plan assets with respect to each Pension Plan and Welfare Plan; and (iii) the most recent determination letter received from the Internal Revenue Service with respect to each Pension Plan.

(c) To the knowledge of the Company or any of its Subsidiaries, no event has occurred (and there exists no condition or set of circumstances) in connection with any Company Benefit Plan that could subject Parent, Merger Sub, the Company, the Surviving Corporation or any Company Benefit Plan, directly or indirectly, to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Company Benefit Plan.

(d) Each Company Benefit Plan (other than any Multiemployer Plan) conforms to, and its administration is in compliance with, all applicable laws and regulations, including but not limited to, ERISA and the Code, and no fiduciary of any Company Benefit Plan has taken any action that could result in such fiduciary being liable for the payment of damages under ERISA Section 409 and that would result in any liability for Parent, Merger Sub, the Company or the Surviving Corporation.

(e) Each Pension Plan that is intended to qualify under Section 401(a) or 403(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that could adversely affect such qualification or exemption.

(f) Each Company Benefit Plan (other than any Multiemployer Plan) has been maintained in accordance with its terms, and there are no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened claims, lawsuits or arbitrations (other than routine claims for benefits) that have been asserted or instituted against or with respect to any such Company Benefit Plan or the assets of any of the trusts under any such Company Benefit Plan.

(g) There has been no failure to comply with applicable ERISA or other requirements as to the filing of reports, documents and notices with the Secretary of Labor, the Secretary of the Treasury and the Pension Benefit Guaranty Corporation (“PBGC”) that could subject any Company Benefit Plan (other than any Multiemployer Plan), any fiduciary thereof, Parent, Merger Sub, the Company or the Surviving Corporation to a penalty, and any requirement of the furnishing of such documents to participants or beneficiaries, due before the Closing Date, has been or will be complied with by all of the Company Benefit Plans prior to the Closing.

(h) No “prohibited transaction,” as such term is defined in Code Section 4975 and ERISA Section 406, has occurred with respect to any Company Benefit Plan (other than a Multiemployer Plan) that could subject such Company Benefit Plan, any fiduciary thereof, Parent, Merger Sub, the Company or the Surviving Corporation to a penalty for such prohibited transaction imposed by ERISA Section 502 or a material tax imposed by Code Section 4975.

(i) Any bond required by applicable provisions of ERISA with respect to any Company Benefit Plan (other than a Multiemployer Plan) has been obtained and is in full force and effect.

(j) No “reportable event,” as such term is defined in ERISA Section 4043, has occurred or is continuing with respect to any Pension Plan.

(k) No Pension Plan that is or was subject to Title IV of ERISA has been terminated; no proceeding has been initiated to terminate any such Plan; and neither the Company nor any of its Subsidiaries has incurred, and does not reasonably expect to incur, any liability, whether to the PBGC or otherwise, except for required premium payments, which payments have been made when due, with respect to the termination of any Pension Plan. No event has occurred (and there exists no condition or set of circumstances) that presents a material risk of the partial termination of any Pension Plan.

(l) No Company Benefit Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of the Company or any of its Subsidiaries beyond their retirement or other termination of service (other than (i) coverage mandated by law or (ii) death benefits under any Pension Plan).

(m) There are no unfunded benefit obligations arising in any jurisdiction.

(n) The consummation of the transactions contemplated hereby will not (i) entitle any current or former employee of the Company or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

(o) The Company has provided (or has caused the applicable Company Benefit Plans to provide) and will continue to provide (or cause the applicable Company Benefit Plans to provide) for “continuation coverage” to or for the benefit of each “covered employee” and each “qualified beneficiary” entitled thereto (as such terms are defined in Code Section 4980B) and shall otherwise comply in all respects with the requirements (including, but not limited to, notice requirements) of Code Section 4980B as to each such covered employee and each such qualified beneficiary with respect to whom a “qualifying event” (as defined in Code Section 4980B) has occurred (or will occur) through the Closing.

(p) Section 2.18(p) of the Company Disclosure Schedule sets forth a true and correct list of all Multiemployer Plans to which the Company has contributed, or is required to contribute, since January 1, 2003. To the Company’s knowledge, each such Multiemployer Plan has been maintained in substantial compliance with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. To the Company’s knowledge, no “prohibited transaction,” as defined in ERISA Section 406 or Code Section 4975, has occurred in connection with any such Multiemployer Plan. The Company shall have made, on or prior to the Closing, all contributions required to be made to each such Multiemployer Plan.

(q) Section 2.18(q) of the Company Disclosure Schedule sets forth accurately, for each Multiemployer Plan, (i) the amount of contributions by the Company and its Subsidiaries to such plan for the prior two plan years and (ii) the amount of withdrawal liability as determined under Section 4201 of ERISA that the Company and its Subsidiaries would incur if any of them withdrew from such plan in a complete withdrawal as of the date listed in Section 2.18(q) of the Company Disclosure Schedule. With respect to any Multiemployer Plan, neither the Company nor any of its Subsidiaries has incurred or otherwise become liable for, or is reasonably expected to incur or become liable for, a “complete withdrawal” or “partial withdrawal,” as such terms are defined in Sections 4203 and 4205 of ERISA, respectively, with respect to events that have occurred before or as of the Closing.

(r) Except as set forth in Section 2.18(a) of the Company Disclosure Schedule, the Company and its Subsidiaries do not have any medical, dental, disability or life insurance programs, or stock option, incentive or deferred compensation plans or other similar fringe or employee benefit plans, programs or arrangements for the benefit of their respective employees.

2.19 Environmental Matters.

(a) Hazardous Material. No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (“Hazardous Materials”), are present, as a result of the actions of the Company, or its Subsidiaries or any affiliate of the Company, or, to the knowledge of the Company, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its Subsidiaries has at any time owned, operated, occupied or leased.

(b) Hazardous Materials Activities. Neither the Company nor any of its Subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to any Hazardous Materials in violation of any law in effect on or before the Closing Date, and neither the Company nor any of its Subsidiaries has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing any Hazardous Material (collectively, “Hazardous Materials Activities”) in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect on or prior to the Closing Date to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activities.

(c) Permits. The Company and its Subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the “Environmental Permits”) necessary for the conduct of the Company’s and its Subsidiaries’ Hazardous Materials Activities and other businesses of the Company and its Subsidiaries as such activities and businesses are currently being conducted, except where the failure to hold such Environmental Permits could not be reasonably expected to result in a material liability to the Company and its Subsidiaries taken as a whole.

(d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company’s knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its Subsidiaries.

2.20 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Registration Statement will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (b) the proxy statement/prospectus to be sent to the stockholders of the Company in connection with the Company Stockholder Meeting (as defined in Section 4.5(a)) (such proxy statement/prospectus as amended or supplemented is referred to herein as the “Proxy Statement/Prospectus”) shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time before the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in a supplement to the Proxy Statement/Prospectus, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied or to be supplied by Parent or Merger Sub that is, will be, or is required to be, contained in any of the foregoing documents.

2.21 Certain Business Practices. Neither the Company nor any of its Subsidiaries, and, to the knowledge of the Company, no Representative of the Company or any of its Subsidiaries with respect to any matter relating to the Company or any of its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

2.22 Interested Party Transactions. Except as disclosed in the Company SEC Documents, neither the Company nor any of its Subsidiaries is indebted to any director or officer of the Company or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Company or any of its Subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

2.23 Insurance. The Company and each of its Subsidiaries has policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Company and its Subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and the Company and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Company has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

2.24 Minute Books. The minute books of the Company and its Subsidiaries made available to Parent contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of the Company and the respective Subsidiaries during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

2.25 Vote Required. The affirmative vote of the holders of at least a majority of the shares of Company Common Stock outstanding on the record date set for the Company Stockholders Meeting is the only vote of the holders of any of Company’s capital stock necessary to approve this Agreement and the transactions contemplated hereby.

2.26 Brokers’ and Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to the Company, as follows (it being understood that each representation and warranty contained in this Article III is subject to: (a) the exceptions and disclosures set forth in the section of the Parent Disclosure Schedule corresponding to the particular Section in this Article III in which such representation and warranty appears; (b) any exceptions or disclosures explicitly cross-referenced in such section of the Parent Disclosure Schedule by reference to another section of the Parent Disclosure Schedule; and (c) any exception or disclosure set forth in any other section of the Parent Disclosure Schedule to the extent it is reasonably apparent from the wording of such exception or disclosure that such exception or disclosure is intended to qualify such representation and warranty):

3.1 Organization and Qualification. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as and to the extent now conducted and to own, use and lease its assets and properties. Parent and each of its Subsidiaries is duly qualified, licensed or admitted to do business and is in good standing in each jurisdiction in which the ownership, use or leasing of its assets and properties, or the conduct or nature of its business, makes such qualification, licensing or admission necessary, except for such failures to be so qualified, licensed or admitted and in good standing which, individually or in the aggregate, do not have and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole. Section 3.1 of the Parent Disclosure Schedule sets forth the name and jurisdiction of incorporation of each Subsidiary of Parent. Parent has delivered or made available to the Company true and complete copies of the certificate of incorporation and bylaws of Parent and similar governing instruments of each of its Subsidiaries, as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its Subsidiaries is in violation of any of the provisions of its certificate of incorporation or bylaws or equivalent governing instruments.

3.2 Capitalization.

(a) The authorized capital stock of Parent consists of 250,000,000 shares of Parent Common Stock and 2,000,000 shares of preferred stock, par value $0.0001 per share (“Parent Preferred Stock”), of which (i) 500,000 shares are designated Series A Junior Participating Preferred Stock, none of which are issued or outstanding, (ii) 2,000 shares are designated as Series E Convertible Preferred Stock, of which approximately 923 shares are issued and outstanding, (iii) 250 shares are designated as Series F Convertible Preferred Stock, of which 194 shares are issued and outstanding, and (iv) 10,000 shares are designated as Series G Convertible Preferred Stock, of which approximately 6,579 shares are issued and outstanding. As of the close of business on November 30, 2005, 20,929,673 shares of Parent Common Stock were issued and outstanding and no shares of Parent Common Stock were held by Parent or any Subsidiary of Parent.

(b) As of November 30, 2005, (i) 270,000 shares of Parent Common Stock were reserved for issuance (ii) 2,291,669 shares were issuable upon exercise of outstanding stock options granted under Parent’s 2004 Equity Incentive Plan (the “2004 Equity Incentive Plan”); 805,860 shares were issuable upon exercise of outstanding stock options granted under Parent’s 1995 Stock Incentive Plan (the “1995 Stock Incentive Plan”); and (iii) Parent had reserved for issuance 13,671,488 shares of Parent Common Stock issuable upon exercise of outstanding warrants to purchase shares of Parent Common Stock (the “Parent Warrants”). As of November 30, 2005, (w) approximately 1,846,262 shares of Parent Common Stock were issuable upon conversion of Parent’s Series E Convertible Preferred Stock, (x) 4,740,000 shares of Parent Common Stock were issuable upon conversion of Parent’s Series F Convertible Preferred Stock, and (y) approximately 13,157,560 shares of Parent Common Stock were issuable upon conversion of Parent’s Series G Convertible Preferred Stock. Except as set forth in the immediately preceding two sentences, no shares of capital stock or other equity securities of Parent are issued, reserved for issuance or outstanding. All of the outstanding shares of Parent’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable. All shares of Parent Common Stock issuable pursuant to the 2004 Equity Incentive Plan and 1995 Stock Option/Stock Issuance Plan, issuable upon exercise of Parent Warrants, issuable upon conversion of the outstanding Parent Preferred Stock and issuable as payment of principal and interest under certain of Parent’s outstanding promissory notes, when issued in accordance with the terms thereof, will be duly authorized, validly issued, fully paid and nonassessable.

(c) Except as set forth in Section 3.2(b) above, there are no options, warrants, equity securities or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its Subsidiaries is a party or by which it is bound, obligating Parent or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock of Parent or any of its Subsidiaries or obligating Parent or any of its Subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security or similar ownership interest, call, right, commitment or agreement. There are no registration rights and there are no voting trusts, proxies or other agreements or understandings with respect to the registration or voting of any equity security of any class of Parent or any of its Subsidiaries.

3.3 Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing of the Articles of Merger pursuant to Section 92A.200 of the NRS.

3.4 Binding Effect. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity.

3.5 Non-Contravention; Approvals and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance by Parent and Merger Sub of their respective obligations hereunder and the consummation of the transactions contemplated hereby will not, (i) conflict with or violate the certificate of incorporation or bylaws of Parent, the articles of incorporation or bylaws of Merger Sub or the equivalent organizational documents of any other Subsidiary of Parent, (ii) subject to compliance with the requirements set forth in paragraph (b) below, conflict with or violate any Law or Order applicable to Parent, Merger Sub or any other Subsidiary of Parent or by which any of their respective properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent’s rights or alter the rights or obligations of Parent or any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties, including any leased real property, or assets of Parent or any of its Subsidiaries pursuant to, any Parent Material Contract. Section 3.5(a) of the Parent Disclosure Schedule lists all consents, waivers and approvals under any Parent Material Contract required to be obtained (other than those already obtained) in connection with the consummation of the transactions contemplated hereby, which, if not obtained, would have a material adverse effect on Parent or any of its Subsidiaries or have a material adverse effect on the ability of the parties to consummate the Merger.

(b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the Necessary Consents and (ii) such other consents, approvals, orders, authorizations, registrations, declarations and filings which, if not obtained or made, would not be material to the Company or Parent or have a material adverse effect on the ability of the parties to consummate the Merger.

3.6 SEC Filings; Financial Statements.

(a) Parent has delivered (or made available on the SEC website) to the Company accurate and complete copies of all registration statements, proxy statements and other statements, reports, schedules, forms and other documents filed by Parent with, and all Parent Certifications (as defined below) filed or furnished by Parent with or to, the SEC since January 1, 2002, including all amendments thereto (collectively, the “Parent SEC Documents”). All statements, reports, schedules, forms and other documents required to have been filed or furnished by Parent with or to the SEC since January 1, 2002 have been so filed or furnished on a timely basis. None of Parent’s Subsidiaries is required to file or furnish any documents with or to the SEC. As of the time it was filed with or furnished to the SEC: (i) each of the Parent SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected: (A) in the case of Parent SEC Documents filed or furnished on or prior to the date of this Agreement that were amended or superseded on or prior to the date of this Agreement, by the filing or furnishing of the applicable amending or superseding Parent SEC Document; and (B) in the case of Parent SEC Documents filed or furnished after the date of this Agreement that are amended or superseded prior to the Effective Time, by the filing or furnishing of the applicable amending or superseding Parent SEC Document. Each of the certifications and statements relating to the Parent SEC Documents required by Rule 13a-14 under the Exchange Act (collectively, the “Parent Certifications”) is accurate and complete, and complied as to form and content with all applicable Laws in effect at the time each such Parent Certification was filed with or furnished to the SEC.

(b) Parent and its Subsidiaries maintain disclosure controls and procedures required by Rule 13a-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that all material information concerning Parent and its Subsidiaries required to be disclosed by Parent in the reports that it is required to file, submit or furnish under the Exchange Act is recorded, processed, summarized and reported on a timely basis to the individuals responsible for the preparation of such reports. Parent has delivered or made available to the Company accurate and complete copies of all material policies, manuals and other documents promulgating, such disclosure controls and procedures. Parent is, and has at all times since January 1, 2000 been, in compliance with the applicable listing and other rules and regulations of the OTC Bulletin Board and has not since January 1, 2000 received any notice from the OTC Bulletin Board asserting any non-compliance with any of such rules and regulations.

(c) The financial statements (including any related notes) contained or incorporated by reference in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods covered, and (iii) fairly present in all material respects the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations and cash flows of Parent and its Subsidiaries for the periods covered thereby. No financial statements of any Person other than Parent and its Subsidiaries are required by GAAP to be included in the consolidated financial statements of Parent.

(d) Parent has delivered or made available to the Company the unaudited consolidated balance sheet (including the notes thereto) of Parent and its Subsidiaries as of September 30, 2005 (the “Parent Balance Sheet”) and the unaudited consolidated statement of income (including the notes thereto) of Parent and its Subsidiaries for the fiscal period then ended (together with the Parent Balance Sheet, the “Parent Financial Statements”). The Parent Financial Statements: (i) were prepared in accordance with GAAP applied on a basis consistent with the basis on which the financial statements contained in the Parent SEC Documents were prepared; and (ii) fairly present in all material respects the condensed, unaudited consolidated financial position of Parent and its Subsidiaries as of September 30, 2005 and the condensed, unaudited consolidated results of operations of Parent and its Subsidiaries for the fiscal year then ended.

(e) Parent’s auditor has, at all times since the date of enactment of the Sarbanes-Oxley Act, been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act); (ii) “independent” with respect to Parent within the meaning of Regulation S-X under the Exchange Act; and (iii) in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder. All non-audit services (as defined in Section 2(a)(8) of the Sarbanes-Oxley Act) performed by Parent’s auditors for Parent and its Subsidiaries were approved as required by Section 202 of the Sarbanes-Oxley Act.

(f) Other than as disclosed in the Parent SEC Documents, there are no securitization transactions or “off-balance sheet arrangements” (as defined in Item 303(c) of Regulation S-K under the Exchange Act) currently in effect and no such transactions or arrangements have been effected by Parent or any of its Subsidiaries since January 1, 2000.

3.7 Absence of Certain Changes or Events.

(a) Since the date of the Parent Balance Sheet, there has not been: (i) any material adverse effect on Parent, (ii) any change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP or the rules and regulations promulgated by the SEC, (iii) any revaluation by Parent of any of its assets including writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business, or (iv) any split, combination or reclassification of the capital stock of Parent or any of its Subsidiaries.

(b) From December 31, 2004 until the date of this Agreement, Parent and its Subsidiaries have not taken or legally committed to take any of the actions specified in Sections 4.2(a) through (r).

3.8 Absence of Undisclosed Liabilities. Except for matters reflected or reserved against in the Parent Balance Sheet, neither Parent nor any of its Subsidiaries had as of the date of the Parent Balance Sheet, or has incurred since such date, any liabilities or obligations (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due) of any nature that would be required by GAAP to be reflected on the Parent Balance Sheet, other than liabilities and obligations that (i) were incurred in the ordinary course of business consistent with past practice and (ii) have not been, and could not be reasonably expected to be, individually or in the aggregate, materially adverse to Parent and its Subsidiaries taken as a whole.

3.9 Legal Proceedings. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, (a) there are no actions, suits, arbitrations or proceedings pending or, to the knowledge of Parent or any of its Subsidiaries, threatened against, relating to or affecting, nor to the knowledge of Parent or any of its Subsidiaries are there any investigations or audits by a Governmental Entity pending or threatened against, relating to or affecting, Parent or any of its Subsidiaries or any of their respective assets and properties which, if determined adversely to Parent or any of its Subsidiaries, individually or in the aggregate, could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement, and, to the knowledge of the Company or any of its Subsidiaries, there are no facts or circumstances known to Parent or any of its Subsidiaries that could be reasonably expected to give rise to any such action, suit, arbitration, proceeding, investigation or audit, and (b) neither Parent nor any of its Subsidiaries is subject to any Order that, individually or in the aggregate, has or could be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole or on the ability of Parent to consummate the transactions contemplated by this Agreement.

3.10 Tangible Property and Assets. Except as disclosed in the Parent SEC Documents filed prior to the date of this Agreement, Parent and its Subsidiaries have good and marketable title to, or have valid leasehold interests in or valid rights under contract to use, all tangible property and assets used in and, individually or in the aggregate, material to the conduct of the businesses of Parent and its Subsidiaries taken as a whole, free and clear of all Liens other than (i) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent and (ii) any minor imperfection of title or similar Lien which individually or in the aggregate with all other such Liens does not materially impair the value of the property or asset subject to such Lien or the use of such property or asset in the conduct of the business of Parent or any such Subsidiary. All such property and assets are, in all material respects, in good working order and condition, ordinary wear and tear excepted, and adequate and suitable for the purposes for which they are presently being used.

3.11 Intellectual Property Rights. Parent and its Subsidiaries have all right, title and interest in, or a valid and binding license to use, all Parent IP individually or in the aggregate material to the conduct of the businesses of Parent and its Subsidiaries taken as a whole. Neither Parent nor any Subsidiary of Parent is in default (or with the giving of notice or lapse of time or both, would be in default) in any material respect under any license to use such Parent IP, such Parent IP is not being infringed by any third party, and neither Parent nor any Subsidiary of Parent is infringing any Intellectual Property Rights of any third party, except for such defaults and infringements which, individually or in the aggregate, do not have and could not be reasonably expected to have a material adverse effect on Parent and its Subsidiaries taken as a whole.

3.12 Real Property.

(a) Parent and each of its Subsidiaries has good, marketable and indefeasible fee title to their respective Owned Real Properties, free and clear of any Liens, other than Liens for current taxes not yet due and payable and Liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent or any of its Subsidiaries.

(b) Section 3.12(b) of the Parent Disclosure Schedule sets forth an accurate and complete list of each lease pursuant to which any real property is being leased to the Parent or any of its Subsidiaries.

(c) Section 3.12(c) of the Parent Disclosure Schedule contains an accurate and complete list of all subleases, occupancy agreements and other Parent Contracts granting to any Person (other than the Parent or any of its Subsidiaries) a right of use or occupancy of any Owned Real Property and Leased Real Property of Parent.

3.13 Compliance; Permits.

(a) Neither Parent nor any of its Subsidiaries nor the conduct of their respective businesses is, in any material respect, in conflict with, or in default or, to the knowledge of the Company or any of its Subsidiaries, violation of, any Law applicable to Parent or any of its Subsidiaries or by which its or any of their respective businesses or properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries, nor has any Governmental Entity indicated to Parent or any of its Subsidiaries an intention to conduct the same. There is no Order binding upon Parent or any of its Subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its Subsidiaries, any acquisition of material property by Parent or any of its Subsidiaries or the conduct of business by Parent or any of its Subsidiaries as currently conducted or presently proposed to be conducted.

(b) Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from Governmental Entities that are material to the operation of the business of Parent and its Subsidiaries (collectively, the “Parent Permits”). Parent and its Subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

3.14 Parent Material Contracts. Except as set forth on Section 3.14 of the Parent Disclosure Schedule, neither Parent nor any of its Subsidiaries, nor, to Parent’s knowledge, any other party to a Parent Material Contract, is in material breach, violation or default under, and neither Parent nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any Parent Material Contract in such a manner as would permit any other party to cancel or terminate any such Parent Material Contract, or would permit any other party to seek material damages or other material remedies (for any or all of such breaches, violations or defaults, in the aggregate).

3.15 Taxes.

(a) Parent and each of its Subsidiaries has filed all tax returns and reports required to be filed by it through the date hereof and will timely file any such returns or reports required to be filed on or prior to the Closing Date, and such returns and reports accurately reflect all taxes, charges and assessments owed by Parent and its Subsidiaries. Section 3.15(a) of the Parent Disclosure Schedule (i) lists every federal, state, local and foreign jurisdiction in which Parent and its Subsidiaries are subject to Tax, and (ii) indicates those Tax Returns that have been examined or audited and indicates those Tax Returns that currently are the subject of examination or audit.

(b) No extension or waiver of any statute of limitations has been requested of or granted by Parent or any of its Subsidiaries with respect to any Tax for any period, and no extension or waiver of time within which to file any Tax Return has been requested by or granted to Parent or any of its Subsidiaries.

(c) No deficiency, delinquency, or default for any Taxes relating to Parent or any its Subsidiaries or its receipts, income, sales transactions or other business activities has been claimed, proposed or assessed against Parent or any of its Subsidiaries nor has Parent or any of its Subsidiaries received notice of any such deficiency, delinquency, or default; and there is no audit, examination, investigation, claim, assessment, action, suit, proceeding, lien or encumbrance in effect, pending or proposed by any tax authority with respect to any such Taxes or with respect to any Tax Return of Parent or any of its Subsidiaries. There are no Liens for Taxes (other than for current Taxes not yet due and payable) on any of the assets and properties of Parent and its Subsidiaries.

(d) Parent and each of its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or third party.

(e) There is no tax ruling, request for ruling, or settlement, compromise, closing or Tax collection agreement in effect or pending which does or could affect the liability of Parent or any of its Subsidiaries for Taxes for any period after the Closing Date.

(f) Neither Parent nor any of its Subsidiaries has (i) been a member of an Affiliated Group filing a consolidated federal Tax Return or (ii) incurred any liability for the Taxes of any Person under Section 1.1502-6 of the Treasury Regulations, under any provision of state, local or foreign law similar to Section 1.1502-6 of the Treasury Regulations, as a transferee or successor, by contract, or otherwise.

(g) Neither Parent nor any of its Subsidiaries is obligated to make any payments, or is a party to any agreement that under any circumstances could obligate Parent or any of its Subsidiaries to make any payments, that are not or would not be deductible under Section 162(m) or Section 280G of the Code.

(h) None of the assets of Parent and its Subsidiaries (i) consists of or secures any indebtedness, the interest on which is exempt from Tax; (ii) is “tax exempt use property” within the meaning of Section 168(h) of the Code; or (iii) will as of the Closing Date be subject to any “safe harbor lease” within the meaning of former Section 168(f)(8) of the Internal Revenue Code of 1954.

3.16 Labor and Employment Matters.

(a) Parent and each of its Subsidiaries (i) has withheld and paid to the appropriate Governmental Entities, or is withholding for payment not yet due to such entities, all amounts required to be withheld from its employees; (ii) is not liable for any arrears of wages, Taxes, penalties or other sums for failure to comply with any of the foregoing; and (iii) has complied in all material respects with all applicable Laws relating to the employment of labor, including Title VII of the Federal Civil Rights Act of 1964, as amended, the Occupational Safety and Health Act, and those relating to hours, wages, collective bargaining and the payment and withholding of Taxes and other sums as required by appropriate authorities.

(b) Neither Parent nor any of its Subsidiaries is a party to any collective bargaining agreement or other labor contract applicable to the employees of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries is subject to any (i) unfair labor practice complaint pending before the National Labor Relations Board or any other federal, state, local or foreign agency, (ii) pending or threatened labor strike, slowdown, work stoppage, lockout, or other organized labor disturbance, or threat thereof, (iii) pending grievance proceeding, (iv) pending representation question respecting the employees of Parent or any of its Subsidiaries, (v) pending arbitration proceeding arising out of or under any collective bargaining agreement or (vi) attempt by any union to represent employees of Parent or any of its Subsidiaries as a collective bargaining agent.

(c) None of the current or former independent contractors of Parent or any of its Subsidiaries could be reclassified as an employee, except as would not have and would not reasonably be expected to have or result in a material adverse effect on Parent and its Subsidiaries.

3.17 Employees. Section 3.17 of the Parent Disclosure Schedule sets forth a list of the names of all employees of the Parent and its Subsidiaries currently employed in connection with its and their respective businesses (collectively, the “Employees”) and indicates the current salary or wage rate of each such Employee. All of such salaries, wages and benefits will be paid by the Parent and its Subsidiaries when due for all periods through the Closing Date. Section 3.17 of the Parent Disclosure Schedule sets forth a list of all Employees terminated by the Parent and its Subsidiaries since the date 90 days prior to the date hereof. The employment of each Employee is terminable at will.

3.18 Employee Benefit Plans.

(a) Section 3.18(a) of the Parent Disclosure Schedule sets forth a true and complete list of all Parent Benefit Plans and identifies each such Parent Benefit Plan as either a Welfare Plan or a Pension Plan.

(b) Parent has delivered or made available to the Company true and complete copies of: (i) all plan texts, agreements and material employee communications relating to each Parent Benefit Plan; (ii) all summary plan descriptions (whether or not required to be furnished pursuant to ERISA), the most recent annual report (including all schedules thereto) and the most recent annual and periodic accounting and financial statements of related plan assets with respect to each Pension Plan and Welfare Plan; and (iii) the most recent determination letter received from the Internal Revenue Service with respect to each Pension Plan.

(c) To the knowledge of the Company or any of its Subsidiaries, no event has occurred (and there exists no condition or set of circumstances) in connection with any Parent Benefit Plan that could subject Parent, Merger Sub, the Company, the Surviving Corporation or any Parent Benefit Plan, directly or indirectly, to any liability under ERISA, the Code or any other law, regulation or governmental order applicable to any Parent Benefit Plan.

(d) Each Parent Benefit Plan (other than any Multiemployer Plan) conforms to, and its administration is in compliance with, all applicable laws and regulations, including but not limited to, ERISA and the Code, and no fiduciary of any Parent Benefit Plan has taken any action that could result in such fiduciary being liable for the payment of damages under ERISA Section 409 and that would result in any liability for Parent, Merger Sub, the Company or the Surviving Corporation.

(e) Each Pension Plan that is intended to qualify under Section 401(a) or 403(a) of the Code is so qualified and has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that could adversely affect such qualification or exemption.

(f) Each Parent Benefit Plan (other than any Multiemployer Plan) has been maintained in accordance with its terms, and there are no pending or, to the knowledge of the Company or any of its Subsidiaries, threatened claims, lawsuits or arbitrations (other than routine claims for benefits) that have been asserted or instituted against or with respect to any such Parent Benefit Plan or the assets of any of the trusts under any such Parent Benefit Plan.

(g) There has been no failure to comply with applicable ERISA or other requirements as to the filing of reports, documents and notices with the Secretary of Labor, the Secretary of the Treasury and the PBGC that could subject any Parent Benefit Plan (other than any Multiemployer Plan), any fiduciary thereof, Parent, Merger Sub, the Company or the Surviving Corporation to a penalty, and any requirement of the furnishing of such documents to participants or beneficiaries, due before the Closing Date, has been or will be complied with by all of the Parent Benefit Plans prior to the Closing.

(h) No “prohibited transaction,” as such term is defined in Code Section 4975 and ERISA Section 406, has occurred with respect to any Parent Benefit Plan (other than a Multiemployer Plan) that could subject such Parent Benefit Plan, any fiduciary thereof, Parent, Merger Sub, the Company or the Surviving Corporation to a penalty for such prohibited transaction imposed by ERISA Section 502 or a material tax imposed by Code Section 4975.

(i) Any bond required by applicable provisions of ERISA with respect to any Parent Benefit Plan (other than a Multiemployer Plan) has been obtained and is in full force and effect.

(j) No “reportable event,” as such term is defined in ERISA Section 4043, has occurred or is continuing with respect to any Pension Plan.

(k) No Pension Plan that is or was subject to Title IV of ERISA has been terminated; no proceeding has been initiated to terminate any such plan; and neither Parent nor any of its Subsidiaries has incurred, and does not reasonably expect to incur, any liability, whether to the PBGC or otherwise, except for required premium payments, which payments have been made when due, with respect to the termination of any Pension Plan. No event has occurred (and there exists no condition or set of circumstances) that presents a material risk of the partial termination of any Pension Plan.

(l) No Parent Benefit Plan provides medical or death benefits (whether or not insured) with respect to current or former employees of Parent or any of its Subsidiaries beyond their retirement or other termination of service (other than (i) coverage mandated by law or (ii) death benefits under any Pension Plan).

(m) There are no unfunded benefit obligations arising in any jurisdiction.

(n) The consummation of the transactions contemplated hereby will not (i) entitle any current or former employee of the Parent or any of its Subsidiaries to severance pay, unemployment compensation or any similar payment, or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due to any such employee or former employee.

(o) Section 3.18(o) of the Parent Disclosure Schedule sets forth a true and correct list of all Multiemployer Plans to which Parent has contributed, or is required to contribute, since January 1, 2003. To Parent’s knowledge, each such Multiemployer Plan has been maintained in substantial compliance with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code. To Parent’s knowledge, no “prohibited transaction,” as defined in ERISA Section 406 or Code Section 4975, has occurred in connection with any such Multiemployer Plan. Parent shall have made, on or prior to the Closing, all contributions required to be made to each such Multiemployer Plan.

(p) Section 3.18(p) of the Parent Disclosure Schedule sets forth accurately, for each Multiemployer Plan, (i) the amount of contributions by the Parent and its Subsidiaries to such plan for the prior two plan years and (ii) the amount of withdrawal liability as determined under Section 4201 of ERISA that the Parent and its Subsidiaries would incur if any of them withdrew from such plan in a complete withdrawal as of the date listed in Section 3.18(p) of the Parent Disclosure Schedule. With respect to any Multiemployer Plan, neither the Parent nor any of its Subsidiaries has incurred or otherwise become liable for, or is reasonably expected to incur or become liable for, a “complete withdrawal” or “partial withdrawal,” as such terms are defined in Sections 4203 and 4205 of ERISA, respectively, with respect to events that have occurred before or as of the Closing.

(q) Except as set forth in Section 3.18(q) of the Parent Disclosure Schedule, Parent and its Subsidiaries do not have any medical, dental, disability or life insurance programs, or stock option, incentive or deferred compensation plans or other similar fringe or employee benefit plans, programs or arrangements for the benefit of their respective employees.

3.19 Environmental Matters.

(a) Hazardous Material. No underground storage tanks and no amount of any Hazardous Materials are present, as a result of the actions of Parent, its Subsidiaries or any affiliate of Parent, or, to the knowledge of Parent, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any of its Subsidiaries has at any time owned, operated, occupied or leased.

(b) Hazardous Materials Activities. Neither Parent nor any of its Subsidiaries has engaged in any Hazardous Materials Activities in violation of any law, rule, regulation, treaty or statute promulgated by any Governmental Entity in effect on or prior to the Closing Date to prohibit, regulate or control Hazardous Materials or any Hazardous Materials Activities.

(c) Permits. Parent and its Subsidiaries currently hold all Environmental Permits necessary for the conduct of Parent’s and its Subsidiaries’ Hazardous Materials Activities and other businesses of Parent and its Subsidiaries as such activities and businesses are currently being conducted, except where the failure to hold such Environmental Permits could not be reasonably expected to result in a material liability to Parent and its Subsidiaries taken as a whole.

(d) Environmental Liabilities. No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent’s knowledge, threatened concerning any Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent or any of its Subsidiaries.

3.20 Statements; Proxy Statement/Prospectus. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in (a) the Registration Statement will, at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and (b) the Proxy Statement/Prospectus to be sent to the stockholders of the Company in connection with the Company Stockholder Meeting shall not, on the date the Proxy Statement/Prospectus is first mailed to the Company’s stockholders or at the time of the Company Stockholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Registration Statement will comply as to form in all material respects with the provisions of the Securities Act and the rules and regulations thereunder. If at any time before the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in a supplement to the Proxy Statement/Prospectus, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied or to be supplied by the Company that is, will be, or is required to be, contained in any of the foregoing documents.

3.21 Certain Business Practices. Neither Parent nor any of its Subsidiaries, and, to the knowledge of Parent, no Representative of Parent or any of its Subsidiaries with respect to any matter relating to Parent or any of its Subsidiaries, has: (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any other unlawful payment.

3.22 Interested Party Transactions. Except as disclosed in the Parent SEC Documents, neither the Parent nor any of its subsidiaries is indebted to any director or officer of the Parent or any of its Subsidiaries (except for amounts due as normal salaries and bonuses and in reimbursement of ordinary expenses), and no such person is indebted to the Parent or any of its Subsidiaries, and there are no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K under the Securities Act and the Exchange Act.

3.23 Insurance. Parent and each of its Subsidiaries have policies of insurance and bonds of the type and in amounts customarily carried by persons conducting businesses or owning assets similar to those of the Parent and its Subsidiaries. There is no claim pending under any of such policies or bonds as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Parent and its Subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. Parent has no knowledge of any threatened termination of, or material premium increase with respect to, any of such policies.

3.24 Minute Books. The minute books of Parent and its subsidiaries made available to the Company contain a complete and accurate summary of all meetings of directors and stockholders or actions by written consent of Parent and the respective subsidiaries during the past three years and through the date of this Agreement, and reflect all transactions referred to in such minutes accurately in all material respects.

3.25 Brokers’ and Finders’ Fees. Except for fees payable to Burnham Hill Partners pursuant to an engagement letter agreement dated June 8, 2005, (true and correct copies of which have been delivered to the Company), Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

ARTICLE IV

COVENANTS

4.1 Confidentiality; Access and Investigation; No Modification of Representations, Warranties or Covenants.

(a) Confidentiality. The parties acknowledge that Parent and the Company have previously executed a Confidentiality Agreement, dated August 26, 2005 (the “Confidentiality Agreement”), which will continue in full force and effect in accordance with its terms.

(b) During the period commencing on the date hereof and ending as of the earlier of the Effective Time or the termination of this Agreement (the “Pre-Closing Period”), each party hereto shall, and shall cause its respective Representatives to: (a) provide each other party hereto and such other party’s Representatives with reasonable access during normal business hours to the Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to itself and its Subsidiaries; and (b) provide such other party and such other party’s Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to itself and its Subsidiaries as such other party may reasonably request. During the Pre-Closing Period, each party hereto shall, and shall cause its Representatives and the Representatives of its Subsidiaries to, permit each other party’s senior officers to meet, upon reasonable notice and during normal business hours, with the chief financial officer and other officers of such party responsible for such party’s financial statements and the internal controls of such party and its Subsidiaries to discuss such matters as such other party may deem necessary or appropriate in order to enable such other party to satisfy its obligations under the Sarbanes-Oxley Act and the rules and regulations relating thereto. Any information provided pursuant to this Section 4.1(b) shall be subject to the Confidentiality Agreement.

(c) No Modification of Representations and Warranties or Covenants. No information or knowledge obtained in any investigation or notification pursuant to this Section 4.1 or Section 4.8 shall affect or be deemed to modify any representation or warranty contained herein, the covenants or agreements of the parties hereto or the conditions to the obligations of the parties hereto under this Agreement.

4.2 Conduct of Business by Parent. During the Pre-Closing Period, Parent (which for the purposes of this Section 4.2 shall include Parent and each of its Subsidiaries) agrees, except (a) as required by law, (b) as specifically provided in this Agreement or Section 4.2 of the Parent Disclosure Schedule or (c) to the extent that the Company shall otherwise consent in writing, to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, except (i) as required by law, (ii) as specifically provided in this Agreement or Section 4.2 of the Parent Disclosure Schedule or (iii) to the extent that the Company shall otherwise consent in writing, Parent shall not do any of the following and shall prevent its Subsidiaries from doing any of the following:

(a) Except pursuant to the terms of the 2004 Equity Incentive Plan or written agreements outstanding on the date hereof and disclosed to the Company in Section 4.2(a) of the Parent Disclosure Schedule, accelerate, amend, modify or waive any stock repurchase rights; accelerate, amend or modify the period of exercisability or other material terms of options, warrants or restricted stock; reprice or exchange options or warrants granted under any employee, consultant or director stock plans or otherwise; or authorize cash payments in exchange for any options, warrants or restricted stock granted under any of such plans or otherwise;

(b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

(c) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof and as disclosed in Section 4.2(c) of the Parent Disclosure Schedule or otherwise immaterial in amount (not to exceed $15,000 individually and $150,000 in the aggregate), or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Parent IP, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business consistent with past practices;

(e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Parent or its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of an employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(g) Except as contemplated by Section 4.18, issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into or amend, modify or consent to other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Parent Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement, (ii) the issuance of Parent Common Stock upon the conversion of Parent Preferred Stock, and (iii) the issuance of Parent Common Stock as payment of principal and interest under certain of Parent’s outstanding promissory notes;

(h) Cause, permit or propose any amendments to the certificate of incorporation or bylaws of Parent (or similar governing instruments of any Subsidiaries);

(i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of Parent, other than in the ordinary course of business consistent with past practice;

(j) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer, in whole or in part, any properties or assets or any interest therein (other than those transfers or licenses permitted by Section 4.2(d)) except for sales, leases, licenses, encumbrances, conveyances, assignments, sublicenses, dispositions or other transfers (i) in the ordinary course of business consistent with past practice or (ii) of property or assets that are not material, individually or in the aggregate, to the business of Parent;

(k) Except as contemplated by Section 4.18, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of Parent, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

(l) Adopt or amend any Parent Benefit Plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration (cash, equity or otherwise) to any director, employee or consultant, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except payment of bonuses or increases in salaries or wage rates or fringe benefits to non-officer employees or consultants in the ordinary course of business consistent with past practice;

(m) Make payments outside of the ordinary course of business in excess of $75,000 in the aggregate;

(n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Parent Material Contract or waive, delay the exercise of, release or assign any material rights or material claims thereunder;

(o) Revalue any of its assets or, except as required by GAAP, adopt or change any accounting methods, principles or practices;

(p) Except as contemplated by Section 4.18, incur or enter into any agreement or commitment in excess of $100,000 individually;

(q) Hire any employee or consultant with an annual compensation level in excess of $75,000;

(r) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of amounts in the ordinary course of business, or as otherwise disclosed in the Parent Disclosure Schedule; or

(s) Agree (in writing or otherwise) to take any of the actions described in Sections 4.2(a) through (r) above.

4.3 Conduct of Business by the Company. During the Pre-Closing Period, the Company (which for the purposes of this Section 4.3 shall include the Company and each of its Subsidiaries) agrees, except (a) as required by law, (b) as specifically provided in this Agreement or Section 4.3 of the Company Disclosure Schedule or (c) to the extent that Parent shall otherwise consent in writing, to carry on its business in the ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, subject to good faith disputes over such obligations, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others with which it has business dealings. In addition, except (i) as required by law, (ii) as specifically provided in this Agreement or Section 4.3 of the Company Disclosure Schedule (iii) as required by its existing debenture agreements or (iv) to the extent that Parent shall otherwise consent in writing, the Company shall not do any of the following and shall prevent its Subsidiaries from doing any of the following:

(a) Except pursuant to the terms of the Company Stock Option Plans or written agreements outstanding on the date hereof and disclosed to Parent in Section 4.3(a) of the Company Disclosure Schedule, accelerate, amend, modify or waive any stock repurchase rights; accelerate, amend or modify the period of exercisability or other material terms of options, warrants or restricted stock; reprice or exchange options or warrants granted under any employee, consultant or director stock plans or otherwise; or authorize cash payments in exchange for any options, warrants or restricted stock granted under any of such plans or otherwise;

(b) Enter into any material partnership arrangements, joint development agreements or strategic alliances;

(c) Grant any severance or termination pay (cash, equity or otherwise) to any officer or employee except pursuant to written agreements outstanding or policies existing on the date hereof and as disclosed in Section 4.3(c) of the Company Disclosure Schedule or otherwise immaterial in amount (not to exceed $15,000 individually and $150,000 in the aggregate), or adopt any new severance plan or amend or modify or alter in any manner any severance plan, agreement or arrangement existing on the date hereof;

(d) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company IP, or enter into any agreements or make other commitments or arrangements to grant, transfer or license to any person future patent rights, other than non-exclusive licenses granted to customers, resellers and end users in the ordinary course of business consistent with past practices;

(e) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

(f) Purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or its Subsidiaries, except repurchases of unvested shares at cost in connection with the termination of an employment relationship with any employee pursuant to stock option or purchase agreements in effect on the date hereof;

(g) Except as contemplated by Section 4.18, issue, deliver, sell, authorize, pledge or otherwise encumber any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into or amend, modify or consent to other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance, delivery and/or sale of shares of Company Common Stock pursuant to the exercise of stock options or warrants therefor outstanding as of the date of this Agreement, and (ii) the issuance, delivery and/or sale of shares of Parent Common Stock pursuant to the Company ESPP;

(h) Cause, permit or propose any amendments to the certificate of incorporation or bylaws of the Company (or similar governing instruments of any Subsidiaries);

(i) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to the business of the Company, other than in the ordinary course of business consistent with past practice;

(j) Sell, lease, license, encumber, convey, assign, sublicense or otherwise dispose of or transfer, in whole or in part, any properties or assets or any interest therein (other than those transfers or licenses permitted by Section 4.3(d)) except for sales, leases, licenses, encumbrances, conveyances, assignments, sublicenses, dispositions or other transfers (i) in the ordinary course of business consistent with past practice or (ii) of property or assets that are not material, individually or in the aggregate, to the business of the Company;

(k) Except as contemplated by Section 4.18, incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company, enter into any “keep well” or other agreement to maintain any financial statement condition or enter into any arrangement having the economic effect of any of the foregoing other than (i) in connection with the financing of ordinary course trade payables consistent with past practice or (ii) pursuant to existing credit facilities in the ordinary course of business;

(l) Adopt or amend any Company Benefit Plan or employee stock purchase or employee stock option plan, or enter into any employment contract or collective bargaining agreement (other than offer letters and letter agreements entered into in the ordinary course of business consistent with past practice with employees who are terminable “at will”), pay any special bonus or special remuneration (cash, equity or otherwise) to any director, employee or consultant, or increase the salaries or wage rates or fringe benefits (including rights to severance or indemnification) of its directors, officers, employees or consultants except payment of bonuses or increases in salaries or wage rates or fringe benefits to non-officer employees or consultants in the ordinary course of business consistent with past practice;

(m) Make payments outside of the ordinary course of business in excess of $75,000 in the aggregate;

(n) Except in the ordinary course of business consistent with past practice, modify, amend or terminate any Company Material Contract or waive, delay the exercise of, release or assign any material rights or material claims thereunder;

(o) Revalue any of its assets or, except as required by GAAP, adopt or change any accounting methods, principles or practices;

(p) Except as contemplated by Section 4.18, incur or enter into any agreement or commitment in excess of $100,000 individually;

(q) Hire any employee or consultant with an annual compensation level in excess of $75,000;

(r) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of amounts in the ordinary course of business; or

(s) Agree (in writing or otherwise) to take any of the actions described in Sections 4.3(a) through (r) above.

4.4 Proxy Statement/Prospectus; Registration Statement. As promptly as practicable after the execution of this Agreement, Parent and the Company will prepare and file with the SEC the Proxy Statement/Prospectus, and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement/Prospectus is to be included as a prospectus. Parent, the Company and Merger Sub will provide each other with any information with respect to it which may be required or appropriate for inclusion in the Proxy Statement/Prospectus and the Registration Statement, or in any amendments or supplements thereto, and cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation and filing of the Proxy Statement/Prospectus and the Registration Statement pursuant to this Section 4.4. Each of Parent and the Company will respond to any comments from the SEC, will use its best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable after such filing and to keep the Registration Statement effective as long as is necessary to consummate the Merger and the transactions contemplated hereby. Each of Parent and the Company will notify the other promptly upon the receipt of any comments from the SEC or its staff in connection with the filing of, or amendments or supplements to, the Registration Statement and/or the Proxy Statement/Prospectus. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement/Prospectus or the Registration Statement, Parent or the Company, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff and/or mailing to stockholders of the Company such amendment or supplement. Each of Parent and the Company shall cooperate and provide the other with a reasonable opportunity to review and comment on any amendment or supplement to the Registration Statement and Proxy Statement/Prospectus prior to filing such with the SEC, and will provide each other with a copy of all such filings made with the SEC. The Company will cause the Proxy Statement/Prospectus to be mailed to its stockholders at the earliest practicable time after the Registration Statement is declared effective by the SEC. Each of the parties hereto shall cause the Proxy Statement/Prospectus and the Registration Statement, as applicable, to comply as to form and substance as to such party in all material respects with the applicable requirements of (i) the Exchange Act, (ii) the Securities Act, and (iii) the rules and regulations of the OTC Bulletin Board. Without in any way limiting or affecting the requirements of Section 4.5(b), nothing in this Agreement shall preclude either Parent or the Company from including in the Proxy Statement/Prospectus or any amendment or supplement thereto any information that it reasonably determines is required to be disclosed pursuant to applicable securities laws.

4.5 Meeting of Company Stockholders; Company Board Recommendation.

(a)  Meeting of Company Stockholders. Promptly after the date hereof, the Company will take all action necessary or advisable in accordance with Chapters 78 and 92A of the NRS (“Nevada Corporate Law”) and its articles of incorporation and bylaws to call, hold and convene a meeting of the Company’s stockholders to consider the approval and adoption of this Agreement and approval of the Merger (the “Company Stockholder Meeting”) as promptly as practicable. Subject to Section 4.6(d), the Company will use its best efforts to solicit from its stockholders proxies in favor of the approval and adoption of this Agreement and approval of the Merger, and will take all other action necessary or advisable to secure the vote or consent of its stockholders required by the rules of the OTC Bulletin Board, Nevada Corporate Law and its articles of incorporation and bylaws to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Company Stockholder Meeting to the extent necessary to facilitate the provision of any necessary supplement or amendment to the Proxy Statement/Prospectus, provided that such supplement or amendment is provided to its respective stockholders in advance of the vote to be taken at such meeting or, if as of the time for which the Company Stockholder Meeting is originally scheduled (as set forth in the Proxy Statement/Prospectus) there are insufficient shares of Company Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business of the Company Stockholder Meeting. The Company shall ensure that the Company Stockholder Meeting is called, noticed, convened, held and conducted, and that all proxies solicited by it in connection with the Company Stockholder Meeting are solicited in compliance with Nevada Corporate Law, its articles of incorporation and bylaws, the rules of the OTC Bulletin Board and all other applicable Laws.

(b) Board Recommendation. Subject to Section 4.6(d), except to the extent that the Board of Directors of the Company, or if applicable, a committee thereof, determines in good faith after consulting with and receiving the advice of its outside legal counsel, that taking or failing to take such action is reasonably likely to result in a breach of its fiduciary duties under applicable law: (i) the Board of Directors of the Company shall recommend the approval and adoption of this Agreement and the approval of the Merger by the stockholders of the Company (the “Company Board Recommendation”), (ii) the Proxy Statement/Prospectus shall include a statement to the effect that the Board of Directors of the Company has made the Company Board Recommendation and (iii) neither the Board of Directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the Company Board Recommendation.

4.6 Acquisition Proposals.

(a) No Solicitation. Subject to Section 4.6(c), each of Parent and the Company agrees that neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize or permit any of their respective Representatives to, and that it shall use commercially reasonable efforts to cause its and its Subsidiaries’ non-officer employees and other agents not to (and shall not authorize any of them to) directly or indirectly: (i) solicit, initiate, knowingly encourage, knowingly facilitate or knowingly induce any inquiry with respect to, or the making, submission or announcement of, any Acquisition Proposal (as defined in Section 4.6(g)) with respect to itself, (ii) participate in any negotiations regarding, or furnish to any Person any nonpublic information with respect to, or knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes or may reasonably be expected to lead to, any Acquisition Proposal with respect to itself, (iii) engage in discussions with any Person with respect to any Acquisition Proposal with respect to itself, except as to the existence of the terms contained in this Section 4.6, (iv) release or permit the release of any Person from, or waive or permit the waiver of any provision of, any confidentiality, nondisclosure or similar agreement (other than as required pursuant to the terms thereof as in effect on the date hereof) under which it or any of its subsidiaries has any rights, or fail to use commercially reasonable efforts to enforce or cause to be enforced in all material respects each such agreement at the request of Parent (in the case of an agreement under which the Company has any rights) or the Company (in the case of an agreement under which Parent has any rights), (v) approve, endorse or recommend any Acquisition Proposal with respect to itself (except to the extent specifically permitted pursuant to Section 4.6(d)), (vi) approve any transaction under Section 78.438 of the NRS or Section 203 of the Delaware General Corporation Law, (vii) approve of any Person becoming an “interested stockholder” under Section 78.438 of the NRS or Section 203 of the Delaware General Corporation Law or (viii) enter into any letter of intent or similar document or any contract, agreement or commitment contemplating or otherwise relating to any Acquisition Proposal or transaction contemplated thereby with respect to itself. Each of Parent and the Company agrees that it and its Subsidiaries shall, and it shall cause its and its Subsidiaries’ Representatives to, and it shall use commercially reasonable efforts to cause its and its Subsidiaries’ non-officer employees and other agents to immediately cease any and all existing activities, discussions or negotiations with any third parties conducted heretofore with respect to any Acquisition Proposal with respect to itself. Each of Parent and the Company agrees that it will promptly request each Person that has entered into a confidentiality agreement with Parent or the Company in connection with its consideration of an Acquisition Proposal or equity investment to return all confidential information heretofore furnished to such Person by or on behalf of Parent or the Company or any of their Subsidiaries, as the case may be.

(b) Notification of Unsolicited Acquisition Proposals.

(i) As promptly as practicable (but in any event within one business day) after any of Parent’s or the Company’s respective Representatives receives or becomes aware of the receipt of any Acquisition Proposal by Parent or the Company, as the case may be, or any request for nonpublic information or inquiry which Parent or the Company, as the case may be reasonably believes could lead to an Acquisition Proposal, Parent or the Company, as the case may be, shall provide the other party hereto with written notice of the material terms and conditions of such Acquisition Proposal, request or inquiry, and the identity of the Person or group making any such Acquisition Proposal, request or inquiry and a copy of all written materials provided in connection with such Acquisition Proposal, request or inquiry. The recipient of the Acquisition Proposal, request or inquiry shall keep the other party hereto informed as promptly as practicable (but in any event within one business day) in all material respects of the status and details (including all amendments or proposed amendments) of any such Acquisition Proposal, request or inquiry and shall promptly (but in any event within one business day) provide to the other party hereto a copy of all written and electronic materials subsequently provided in connection with such Acquisition Proposal, request or inquiry.

(ii) Parent or the Company, as the case may be, shall provide the other party with 48 hours prior notice (or such lesser prior notice as is provided to the members of its Board of Directors) of any meeting of its Board of Directors at which its Board of Directors is reasonably expected to consider any Acquisition Proposal.

(c) Superior Offers. Notwithstanding anything to the contrary contained in Section 4.6(a), in the event that the Company receives an Acquisition Proposal that constitutes or that the Board of Directors of the Company determines in good faith is reasonably likely to result in a Superior Offer (as defined in Section 4.6(g)) with respect to itself, it may, at any time prior to obtaining the Company Stockholder Approval (but in no event after obtaining the Company Stockholder Approval), take the following actions (but only (i) if the Company has not breached Section 4.6(a) in connection with the Superior Offer and (ii) to the extent that the Company’s Board of Directors believes in good faith, after consulting with and receiving the advice of its outside legal counsel, that failure to take any such action is reasonably likely to result in a breach of its fiduciary obligations under applicable law):

(i) Furnish nonpublic information to the third party making such Acquisition Proposal, provided that (i) (A) at least one business day prior to furnishing any such nonpublic information to such party, the Company gives Parent written notice of its intention to furnish nonpublic information and (B) the Company receives from the third party an executed confidentiality agreement, the terms of which are at least as restrictive as the terms contained in any confidentiality agreement between the Company and Parent, and (ii) contemporaneously with furnishing any such nonpublic information to such third party, the Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously so furnished); and

(ii) Engage in discussions or negotiations with the third party with respect to the Superior Offer, provided that at least 48 hours prior to entering into negotiations with such third party, the Company gives Parent written notice of its intention to enter into negotiations with such third party.

(d) Change of Recommendation. Notwithstanding the provisions of Section 4.5(a) or (b), in response to the receipt of a Superior Offer, the Board of Directors of the Company may withdraw, amend or modify the Company Board Recommendation and, in the case of a Superior Offer that is a tender or exchange offer made directly to its stockholders, may recommend that its stockholders accept the tender or exchange offer (any of the foregoing actions in response to the receipt of a Superior Offer, whether by a Board of Directors or a committee thereof, a “Change of Recommendation”), if:

(i) it determines in good faith after consulting with and receiving the advice of its outside legal counsel that taking or failing to take such action is reasonably likely to result in a breach of its fiduciary duties under applicable law; and

(ii) the Company shall have (A) at least five business days prior to a Change of Recommendation provided to Parent written notice which shall state expressly (1) that it has received such Superior Offer, (2) the material terms and conditions of such Superior Offer and the identity of the Person or group making the Superior Offer, (3) that it intends to effect a Change of Recommendation and the manner in which it intends to do so, (B) provided to Parent a copy of all written and electronic materials delivered to the Person or group making the Superior Offer it has received, and (C) made available to Parent all materials and information made available to the Person or group making the Superior Offer it has received.

(e) Continuing Obligation to Call, Hold and Convene Company Stockholder Meeting; No Other Vote. Notwithstanding anything to the contrary contained in this Agreement, the obligation of the Company to call, give notice of, convene and hold the Company Stockholder Meeting shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission to the Company of any Acquisition Proposal with respect to it, or by any Change of Recommendation and the Company shall not submit to the vote of its stockholders any Acquisition Proposal or publicly propose to do so.

(f) Compliance with Tender Offer Rules. Nothing contained in this Agreement shall prohibit the Company or its Board of Directors from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) under the Exchange Act; provided, that the content of any such disclosure thereunder shall be subject to the terms of this Section 4.6. Without limiting the foregoing proviso, the Company shall not make a Change of Recommendation unless specifically permitted pursuant to the terms of Section 4.6(d).

(g) Certain Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(i) “Acquisition Proposal” means, with respect to any party, any offer or proposal, relating to any transaction or series of related transactions involving: (A) any purchase or acquisition by any Person or “group” (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) of more than a 15% interest in the total outstanding voting securities of such party or any tender offer or exchange offer or other proposed acquisition of voting securities of such party that, if consummated, would result in any Person or “group” beneficially owning 15% or more of the total outstanding voting securities of such party, (B) any merger, consolidation, business combination or similar transaction in which the stockholders of such party immediately preceding such transaction hold, directly or indirectly, less than 85% of the equity interests in the surviving or resulting entity of such transaction or in any parent entity immediately following such transaction, (C) any purchase from such party of more than a 15% interest in the total outstanding voting securities of such party or the granting or issuance of rights to acquire more than a 15% interest in the total outstanding voting securities of such party, including pursuant to options, warrants or similar rights to purchase voting securities or the issuance of debt or other instruments convertible, exchangeable or exercisable for voting securities of such party, or (D) any sale, lease (other than in the ordinary course of business), transfer, distribution, acquisition or disposition of more than 15% of the assets of such party (including its subsidiaries taken as a whole).

(ii) “Superior Offer” means an unsolicited, bona fide written Acquisition Proposal made by a third party after the date hereof on terms that the Board of Directors of the Company believes in good faith (after consultation with its outside legal counsel and financial advisor), taking into account, among other things, all legal, financial, regulatory and other aspects of the Acquisition Proposal and the Person making the offer and the strategic and other benefits of the Merger, (i) is reasonably capable of being consummated on the terms proposed, and (ii) if consummated on such terms would result in a transaction more favorable, from a financial point of view, to the Company’s stockholders (in their capacities as stockholders) than the terms of the Merger. For the purposes of this definition, the term “Acquisition Proposal” shall have the meaning assigned to such term in Section 4.6(g)(i), except that references to “15%” therein shall be deemed to be references to “50%”.

4.7 Public Disclosure. Without limiting any other provision of this Agreement, Parent and the Company will consult with each other and agree before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or any Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation and agreement, except as may be required by applicable Law. Notwithstanding the provisions of this Section 4.7, in the event that there has been a Change of Recommendation pursuant to Section 4.6(d), neither Parent nor the Company shall have any further obligation to consult with each other, and agree, before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or any Acquisition Proposal.

4.8 Notification of Certain Matters.

(a) By Parent. Parent shall give prompt notice to the Company when and if Parent becomes aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or that it has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 5.3(a) or (b) would not be satisfied.

(b) By the Company. The Company shall give prompt notice to Parent when and if the Company becomes aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or that it has failed to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 5.2(a) or (b) would not be satisfied.

4.9 Third Party Consents; Termination of Certain Agreements. As soon as practicable following the date hereof, Parent and the Company will each use commercially reasonable efforts to obtain any material consents, waivers and approvals under any of its or its subsidiaries’ respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

4.10 Stock Options and Employee Benefits.

(a) Assumption of Stock Options. At the Effective Time, each then outstanding Company Stock Option, whether or not exercisable at the Effective Time and regardless of the respective exercise prices thereof, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Stock Option Plan (and any applicable stock option agreement relating to such Company Stock Option) immediately prior to the Effective Time (including any repurchase rights or vesting provisions), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, as adjusted, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Stock Option was exercisable immediately prior to the Effective Time by the Exchange Ratio, as adjusted, rounded up to the nearest whole cent. Each assumed Company Stock Option shall be vested immediately following the Effective Time as to the same percentage of the total number of shares subject thereto as it was vested immediately prior to the Effective Time.

(b) Incentive Stock Options. It is intended that the Company Stock Options assumed by Parent shall (i) qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent that such Company Stock Options qualified as incentive stock options immediately prior to the Effective Time and (ii) not be treated as deferred compensation under Section 409A of the Code, and the provisions of this Section 4.10 shall be applied consistent with such intent.

(c) Assumption of Warrants. At the Effective Time, each then outstanding Company Warrant, whether or not exercisable at the Effective Time and regardless of the respective exercise prices thereof, will be assumed by Parent. Each Company Warrant so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable Company Warrant immediately prior to the Effective Time, except that (i) each Company Warrant will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, as adjusted, rounded down to the nearest whole number of shares of Parent Common Stock and (ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Warrant will be equal to the quotient determined by dividing the exercise price per share of Company Common Stock at which such Company Warrant was exercisable immediately prior to the Effective Time by the Exchange Ratio, as adjusted, rounded up to the nearest whole cent.

(d) Treatment of Company 401(k) Plan. If requested by Parent by written notice, the Company shall terminate any and all 401(k) plans effective no later than the day immediately preceding the Closing Date. The Company shall not issue any shares of Company Common Stock as matching contributions under any Company 401(k) plan. If Parent provides such written notice to the Company, the Company shall provide Parent with evidence that all such 401(k) plans have been terminated (effective no later than the day immediately preceding the Closing Date) pursuant to resolutions of the Company’s Board of Directors. The form and substance of such resolutions shall be subject to review and approval by Parent. The Company shall also take such other actions in furtherance of terminating such 401(k) plans as Parent may reasonably require.

(e) Benefits Generally. From and after the Closing Date, Parent or its affiliates shall provide to the employees of the Company and its affiliates who continue employment with the Company or any of its affiliates (“Continuing Employees”) benefits that are substantially similar, in the aggregate, to the benefits offered to similarly situated employees of Parent. To the extent permitted by applicable laws and applicable tax qualification requirements (and subject to any generally applicable break in service or similar rule), Parent shall cause Continuing Employees to be credited with service with the Company for purposes of eligibility and vesting under any Parent 401(k) plan. Nothing in this Section 4.10(e) shall be construed to entitle any Continuing Employee to continue his or her employment with the Company or any of its affiliates.

(f) Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable upon exercise of the assumed Company Stock Options as soon as reasonably practicable after the Effective Time and shall maintain the effectiveness of such registration statement thereafter for so long as any of such stock options remain outstanding.

(g) Termination of Company ESPP. Prior to the Closing, the Company shall take all such action as may be necessary or appropriate to terminate the Company ESPP, such that on an after the Closing Date, the Company ESPP shall be of no further force or effect.

4.11 Directors and Officers of Parent.

(a) As of the Effective Time, (i) George P. Roberts and R. Craig Roos shall resign as directors of Parent, and Parent shall increase the size of its board of directors from five members to seven members; and (b) the board of directors of Parent shall appoint Charles W. Brown, Michael Milligan, Michael Chevalier and D. Bruce Sinclair (the “Director Designees”) to serve as directors of Parent until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of Parent. The three members of Parent’s board of directors who will continue to serve as directors of Parent after the Effective Time shall have the right to appoint the Chairman of the Board of Directors of Parent at the first meeting of the Board of Directors following the Closing, to serve until the first anniversary of the Closing Date, or until his successor is duly elected or appointed.

(b) As of the Effective Time, (a) Daniel W. Rumsey shall resign as Acting Chief Executive Officer and Interim Chief Financial Officer of Parent and (b) the Board of Directors of Parent shall appoint Charles W. Brown to serve as Chief Executive Officer of Parent and T. Scott Worthington to serve as Chief Financial Officer of Parent.

4.12 Resignation of Directors and Officers of the Company. The Company shall obtain and deliver to Parent at or prior to the Effective Time the resignations of such directors and officers of the Company as are necessary to constitute the Board of Directors of the Surviving Corporation as set forth on Schedule 1.4, and to cause the Surviving Corporation to have the same officers as Parent.

4.13 Affiliates. Not later than 30 days prior to the Effective Time, the Company shall deliver to Parent a letter identifying all persons who, in the judgment of the Company, may be deemed at the time this Agreement is submitted to the stockholders of the Company for the Company Stockholder Approval, “affiliates” of the Company for purposes of Rule 145 under the Securities Act and applicable SEC rules and regulations, and such list shall be updated as necessary to reflect changes from the date thereof. The Company shall cause each person identified on such list to deliver to Parent not less than 15 days prior to the Effective Time, a written agreement, in substantially the form attached hereto as Exhibit A (an “Affiliate Agreement”). Parent will give stop transfer instructions to its transfer agent with respect to any Parent Common Stock received pursuant to the Merger by any stockholder of the Company who may reasonably be deemed to be an affiliate of the Company for purposes of Rule 145 under the Securities Act and there will be placed on the certificates representing such Parent Common Stock, or any substitutions therefor, a legend stating in substance that the shares were issued in a transaction to which Rule 145 under the Securities Act applies and may only be transferred (a) in conformity with Rule 145 or (b) in accordance with a written opinion of counsel, reasonably acceptable to Parent in form and substance, that such transfer is exempt from registration under the Securities Act.

4.14 Section 16 Matters. Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be required to cause any dispositions of Company Common Stock (including derivative securities with respect to Company Common Stock) or acquisitions of Parent Common Stock (including derivative securities with respect to Parent Common Stock) resulting from the transactions contemplated by Article I by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act, to be exempt under Rule 16b-3 promulgated under the Exchange Act, such steps to be taken in accordance with the guidance provided by the SEC.

4.15 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 – 2(h)(1)(i) of the Treasury Regulations, and (b) the Company shall deliver to the IRS the notification required under Section 1.897 – 2(h)(2) of the Treasury Regulations.

4.16 [RESERVED]

4.17 Conversion of Debentures.

(a) Prior to the Effective Time, all outstanding convertible notes issued by the Company which are convertible into shares of Company Common Stock shall be converted into Company Common Stock or other securities of the Company, on such terms as may be agreed upon by the Company, the holders of such notes, and Parent.

(b) Prior to the Effective Time, one-half of all outstanding convertible notes issued by Parent held by SDS Capital Group or its affiliates which are convertible into shares of Parent Common Stock shall be converted into Parent Common Stock or other securities of Parent, on such terms as may be agreed upon by Parent, the holders of such notes, and the Company.

4.18 Bridge Financing. Prior to the Effective Time, each of Parent and the Company may incur additional indebtedness or sell and issue additional shares of its capital stock for the purpose of raising sufficient additional capital so that each of Parent and the Company shall have adequate working capital to satisfy their respective working capital requirements prior to Closing; provided, however, that the Exchange Ratio shall be adjusted in accordance with Sections 1.5(b) and (c).

4.19 Indemnification and Liability Insurance. Parent agrees that all rights to indemnification now existing in favor of the directors or officers of Company and its subsidiaries as provided in their respective charters and bylaws shall become obligations of the Surviving Corporation following the Merger and shall continue in full force and effect, to the fullest extent permitted by applicable law, for a period of five (5) years from the Effective Time with respect to matters occurring prior to the Effective Time. Prior to the Effective Time, Merger Sub or, if so requested by Parent, Company, shall purchase a “Tail Policy” or “Run-Off Coverage” (as those terms are hereafter defined) for the benefit of the directors and officers of Company upon the terms and conditions set forth below. For the purpose of this Section 4.19, a Tail Policy or Run-off Coverage shall mean a policy insuring directors and officers of Company from claims brought after termination or expiration of Company’s current directors’ and officers’ liability policy where the events giving rise to such claims occurred prior to such termination or expiration.

(a) The term or duration of the Tail Policy or Run-Off Coverage shall be three (3) years (without regard to cost) or such longer term as can be purchased for premiums not to exceed $50,000 in total; and

(b) Except as set forth above, or as otherwise consented to in writing by Parent and Company, the Tail Policy or Run-Off Coverage shall provide coverage limits for claims and contain such other terms and conditions as are substantially similar to Company’s current directors’ and officers’ liability insurance policy.

ARTICLE V

CONDITIONS PRECEDENT TO THE MERGER

5.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of the following conditions, any of which may be waived, in writing, by mutual agreement of Parent and the Company:

(a) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

(b) No Injunctions or Restraints; Illegality. No Laws shall have been adopted or promulgated, and no temporary restraining order, preliminary or permanent injunction or other order, judgment, decision, opinion or decree shall have been issued by a court or other Governmental Entity of competent jurisdiction having the effect of making the Merger illegal or otherwise prohibiting or unduly delaying consummation of the Merger.

(c) Registration Statement Effective; Proxy Statement/Prospectus. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC.

5.2 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of such date (except in the case of representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date) except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Company, and Parent shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer.

(b) Agreements and Covenants. The Company shall have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with in all material respects by it on or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer.

(c) No Material Change. From the period beginning on the date of this Agreement, there shall not have been any state of facts, events, changes, effects, developments, conditions or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on the Company.

(d) Consents and Approvals. All waivers, licenses, agreements, permits, consents, approvals and authorizations of third parties and Governmental Entities and any modifications or amendments to existing agreements with third parties required to be obtained by the Company in order to consummate the Merger shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the parties hereto to consummate the Merger.

5.3 Additional Conditions to Obligations of the Company. The obligations of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

(a) Representations and Warranties. The representations and warranties of Parent contained in this Agreement shall be true and correct on and as of the Closing Date as though made on and as of such date (except in the case of representations and warranties that speak as of a particular date, which shall be true and correct in all material respects as of such date) except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on Parent, and the Company shall have received a certificate to such effect signed on behalf of Parent by its Acting Chief Executive Officer and Interim Chief Financial Officer.

(b) Agreements and Covenants. Parent shall have performed or complied with the agreements and covenants required by this Agreement to be performed or complied with in all material respects by it on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed on behalf of Parent by its Acting Chief Executive Officer and Interim Chief Financial Officer.

(c) No Material Change. From the period beginning on the date of this Agreement, there shall not have been any state of facts, events, changes, effects, developments, conditions or occurrences that, individually or in the aggregate, have had or would reasonably be expected to have a material adverse effect on Parent.

(d) Consents and Approvals. All waivers, licenses, agreements, permits, consents, approvals and authorizations of third parties and Governmental Entities and any modifications or amendments to existing agreements with third parties required to be obtained by Parent in order to consummate the Merger shall have been obtained and shall be in full force and effect and without conditions or limitations which unreasonably restrict the ability of the parties hereto to consummate the Merger.

ARTICLE VI

TERMINATION

6.1 Termination. This Agreement may be terminated at any time prior to the Effective Time (whether before or after the Company Stockholder Approval is obtained):

(a) by the mutual written consent of Parent and the Company, duly authorized by their respective Boards of Directors;

(b) by either Parent or the Company if:

(i) the Merger shall not have been consummated by April 30, 2006 (the “End Date”); provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 6.1(b) if the failure to consummate the Merger by the End Date is caused by a breach by such party of any covenant or obligation in this Agreement required to be performed by such party at or prior to the Effective Time;

(ii) a court of competent jurisdiction or other Governmental Entity shall have issued a final and nonappealable Order, or shall have taken any other final and nonappealable action, having the effect of permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger;

(iii) the Company Stockholder Approval is not obtained at the Company Stockholder Meeting;

(c) by Parent if:

(i) the Company shall have breached or failed to perform in any            material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by the Company prior to the End Date or is not cured by the earlier of (x) 30 days following written notice to the Company by Parent of such breach or (y) the End Date, and (B) would result in a failure of any condition set forth in Section 5.2(a) or (b); or

(ii) the Board of Directors of the Company shall (A) fail to authorize, approve or recommend the Merger, or (B) effect a Change in Recommendation or, in the            case of an Acquisition Proposal made by way of a tender offer or exchange offer, fail to recommend that the Company’s stockholders reject such tender offer or exchange offer within the ten business day period specified in Section 14e-2(a) under the Exchange Act;

(d) by the Company if:

(i) Parent shall have breached or failed to perform in any material respect any of its representations, warranties or covenants contained in this Agreement, which breach or failure to perform (A) is incapable of being cured by Parent prior to the End Date or is not cured by the earlier of (x) 30 days following written notice to Parent by the Company of such breach or (y) the End Date, and (B) would result in a failure of any condition set forth in Section 5.3(a) or (b); or

(ii) the Board of Directors of the Company makes a Change of Recommendation in accordance with Section 4.6(d).

6.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 6.1, the obligations of the parties hereunder shall terminate and there shall be no liability on the part of any party hereto with respect thereto, except for the provisions of this Section 6.2, Section 6.3 and Article VIII, each of which shall remain in full force and effect; provided, however, that no party hereto shall be relieved or released from any liability or damages arising from a willful breach of any provision of this Agreement.

6.3 Termination Fee.

(a) If this Agreement is terminated by either Parent or the Company as a result of a Superior Offer, such party shall pay to the other party a fee equal to $300,000; and in the event this Agreement is terminated by either Parent or the Company pursuant to any of the following provisions, a fee shall be paid by the terminating party to the other party equal to one-hundred and ten percent (110%) of such other Party’s actual out of pocket costs and expenses, not to exceed $250,000 (in either event, the “Termination Fee”), which Termination Fee shall be the non-terminating party’s sole remedy with respect to the termination of this Agreement except in the case of any willful breach of this Agreement by the terminating party:

(i) Section 6.1(c); or

(ii) Section 6.1(d).

(b) If the terminating party is required to pay the other party a Termination Fee, such Termination Fee shall be payable immediately prior to termination of this Agreement in the event of termination, and not later than one business day after the receipt by the non-terminating party of a notice of termination from the terminating party, in each case by wire transfer of immediately available funds to an account designated by the non-terminating party.

(c) Parent and Company each agree that the agreements contained in this Section 6.3 are an integral part of the transaction contemplated by this Agreement, and that, without these agreements, the such parties would not enter into this Agreement; accordingly, if the terminating party fails promptly to pay any amounts due under this Section 6.3 and, in order to obtain such payment, the other party commences a suit that results in a judgment against the terminating party for such amounts, the terminating party shall pay interest on such amounts from the date payment of such amounts were due to the date of actual payment at the prime rate of Citibank, N.A. in effect on the date such payment was due, together with the costs and expenses of the non-terminating party (including reasonable legal fees and expenses) in connection with such suit.

ARTICLE VII

DEFINITIONS

“Affiliated Group” means any affiliated group within the meaning of Section 1504 of the Code.

“Benefit Plan” means any plan, agreement, arrangement or commitment (whether provided by insurance, self-insurance or otherwise) that is an employment, consulting or deferred compensation agreement; or an executive compensation, incentive, bonus, employee pension, profit sharing, savings, retirement, stock option, stock purchase, or severance pay plan; or a life, health, post-retirement benefit, worker’s compensation, unemployment benefit, disability or accident plan; or a holiday, vacation, leave of absence, annual or other bonus practice; or expense reimbursement, automobile or other transportation allowance; or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, any “employee benefit plan,” as defined in section 3(3) of ERISA.

“Bridge Notes” means all promissory notes issued by the Company to Parent during the period between December 1, 2005 and the Closing Date, which evidence the Company’s obligation to repay amounts loaned to the Company by Parent to fund the Company’s working capital requirements through the Closing Date.

“Closing Net Working Capital,” with respect to Parent or the Company, means the actual net working capital of such party on December 31, 2005.

“Company Benefit Plan” means any Benefit Plan maintained by the Company or any of its Subsidiaries or with respect to which the Company or any of its Subsidiaries has or in the future may have, any contribution or other liability or obligation with respect to any current or former employees (or their beneficiaries) of the Company or any of its Subsidiaries.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a party; (b) by which the Company or any of its Subsidiaries is bound; (c) under which the Company or any of its Subsidiaries is a beneficiary; or (d) under which the Company or any of its Subsidiaries has any right, any liability or any potential liability.

“Company Disclosure Schedule” means the written disclosure schedules, dated as of the date hereof and certified by a duly authorized officer of the Company, including all exhibits thereto, that have been prepared by the Company and delivered to Parent upon the execution of this Agreement.

“Company ESPP” means the Company Employee Stock Purchase (2000) Plan dated June 23, 2000.

“Company IP” means all Intellectual Property Rights in or to the Company Products and all other Intellectual Property Rights and Intellectual Property that are material to the business of the Company and its Subsidiaries as currently conducted with respect to which the Company or any of its Subsidiaries has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

“Company Material Contract” means any Company Contract that is required to be attached as an exhibit to any Company SEC Document pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act.

“Company Preferred Stock” means the preferred stock, par value $0.001 per share, of the Company outstanding and held of record by Crescent immediately prior to the Effective Time.

“Company Product” means any product or service developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of the Company or any of its Subsidiaries that is material to the business of the Company or any of its Subsidiaries as currently conducted, including any software (regardless of whether such software is owned by the Company or any of its Subsidiaries or licensed to the Company or any of its Subsidiaries by a third party) contained or included in or provided with any such product or service or used in the development, manufacturing, maintenance, repair, support, testing or performance of any such product or service.

“Contract” means any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, arrangement, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy or commitment or undertaking of any nature.

“Crescent” means Crescent International Ltd. and/or its affiliates.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fully Diluted Shares Outstanding,” with respect to Parent or the Company, means the sum of (x) the total number of outstanding shares of Parent Common Stock or Company Common Stock (as the case may be), (y) the total number of shares of Parent Common Stock or Company Common Stock (as the case may be) issuable upon exercise of all in-the-money options and warrants to purchase Parent Common Stock or Company Common Stock (as the case may be), determined in accordance with the treasury stock method, and (z) the total number of shares of Parent Common Stock and Company Common Stock issuable upon conversion of all other convertible securities, other than options and warrants, of Parent or the Company (as the case may be); provided, however, that the Fully Diluted Shares Outstanding of the Company shall not include any shares of Company Common Stock issued or issuable to Parent upon conversion of the Bridge Notes.

“GAAP” shall mean generally accepted accounting principles in the United States.

“Governmental Entity” means any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial governmental entity.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Intellectual Property” means any and all algorithms, apparatus, databases, data collections, diagrams, formulae, inventions (whether or not patentable), know-how, logos, marks (including brand names, product names, logos, and slogans), methods, processes, proprietary information, protocols, schematics, specifications, software, software code (in any form, including source code and executable or object code), techniques, user interfaces, URLs, web sites, works of authorship and other forms of technology (whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, studies and summaries).

“Intellectual Property Rights” means all of the following types of rights, which may exist or be created under the laws of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights, moral rights and mask works; (b) trademark, trade name and domain name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; (e) other proprietary rights in Intellectual Property; and (f) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses (a) through (e) above.

“Knowledge” means such party’s actual knowledge after reasonable inquiry of executive officers and directors within the meaning of Rule 405 under the Securities Act.

“Law” means any federal, state, local or foreign law, statute or ordinance, common law, or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity.

“Leased Real Property” means, with respect to any Person, all real property leased to such Person.

“Lien” means any lien, claim, mortgage, encumbrance, pledge, security interest or charge of any kind.

“Material,” “materially adverse” and “material adverse affect.” As used in this Agreement, any reference to any event, change or effect being “material” or “materially adverse” or having a “material adverse effect” on or with respect to an entity (or group of entities taken as a whole) means such event, change or effect is material or materially adverse, as the case may be, to the business, condition (financial or otherwise), properties, assets (including intangible assets), liabilities (including contingent liabilities), prospects or results of operations of such entity (or, if with respect thereto, of such group of entities taken as a whole).

“Order” means any judgment, decree, order, writ, permit or license of any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of any Governmental Authority.

“Owned Real Property” means, with respect to any Person, all real property owned by such Person and all buildings, structures, fixtures and other improvements located on such real property.

“Parent Benefit Plan” means any Benefit Plan maintained by Parent or any of its Subsidiaries or with respect to which Parent or any of its Subsidiaries has or in the future may have, any contribution or other liability or obligation with respect to any current or former employees (or their beneficiaries) of Parent or any of its Subsidiaries.

“Parent Contract” means any Contract: (a) to which Parent or any of its Subsidiaries is a party; (b) by which Parent or any of its Subsidiaries is bound; (c) under which Parent or any of its Subsidiaries is a beneficiary; or (d) under which Parent or any of its Subsidiaries has any right, any liability or any potential liability.

“Parent Disclosure Schedule” means the written disclosure schedules, dated as of the date hereof and certified by a duly authorized officer of Parent, including all exhibits thereto, that have been prepared by Parent and delivered to the Company upon the execution of this Agreement.

“Parent IP” means all Intellectual Property Rights in or to the Parent Products and all other Intellectual Property Rights and Intellectual Property that are material to the business of Parent and its Subsidiaries as currently conducted with respect to which Parent or any of its Subsidiaries has (or purports to have) an ownership interest or an exclusive license or similar exclusive right.

“Parent Material Contract” means any Parent Contract that is required to be attached as an exhibit to any Parent SEC Document pursuant to Item 601(b)(10) of Regulation S-K under the Exchange Act.

“Parent Product” means any product or service developed, manufactured, marketed, distributed, provided, leased, licensed or sold, directly or indirectly, by or on behalf of Parent or any of its Subsidiaries that is material to the business of Parent or any of its Subsidiaries as currently conducted, including any software (regardless of whether such software is owned by Parent or any of its Subsidiaries or licensed to Parent or any of its Subsidiaries by a third party) contained or included in or provided with any such product or service or used in the development, manufacturing, maintenance, repair, support, testing or performance of any such product or service.

“Parent Preferred Stock” means a series of preferred stock, par value $0.0001 per share, of Parent which shall be convertible into shares of Parent Common Stock and have such other rights, preferences and privileges as may be mutually acceptable to Parent, the Company and Crescent.

“Person” means any individual, corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization, Governmental Entity or other entity.

“Representative” means, with respect to any Person, any director, officer, other employee, agent, attorney, accountant, advisor or other representative of such Person.

“Required Net Working Capital,” with respect to Parent or the Company, means such party’s actual net working capital as of September 30, 2005 plus an amount equal to $1,000,000 less then actual cash reflected on such party’s balance sheet on such date.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, as it may be amended from time to time.

“Securities Act” means the Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any party, any corporation or other entity, whether incorporated or unincorporated, of which more than fifty percent (50%) of either the equity interests in, or the voting control of, such corporation or other entity is, directly or indirectly, beneficially owned by such party.

“Tax” or “Taxes” means (whether or not disputed) taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, Income Taxes, gross receipts, ad valorem, value added, excise, real property, personal property, occupancy, asset, sales, use, license, payroll, transaction, capital, capital stock, net worth, estimated, withholding, employment, social security, unemployment, unemployment compensation, workers’ compensation, disability, utility, severance, production, environmental, energy, business, occupation, mercantile, franchise, premium, profits, windfall profits, documentary, stamp, registration, transfer and gains taxes, toll charges (for example, toll charges under Sections 367 and 1492 of the Code), or other taxes of any kind whatsoever, imposed by or payable to the United States, or any state, country, local or foreign government or subdivision, instrumentality, authority or agency thereof or under any treaty, convention or compact between or among any of them, and in each instance such term shall include any interest (including interest on deferred tax liability under Section 453A(c) of the Code and “look-back” interest under Section 460 of the IRC and similar amounts of interest imposed by the IRC), penalties, additions to tax or similar charges imposed in lieu of a tax or attributable to any tax.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement that relates to Taxes, including any schedule or attachment thereto and any amendment thereof.

ARTICLE VIII

MISCELLANEOUS

8.1 Survival. The representations and warranties of Parent and the Company contained in this Agreement, or any certificate or instrument delivered pursuant to this Agreement, shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article VIII shall survive the Effective Time.

8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, (b) on the date of confirmation of receipt (or, the first business day following such receipt if such date is not a business day) of transmission by telecopy or telefacsimile or (c) on the date of confirmation of receipt (or, the first business day following such receipt if such date is not a business day) if delivered by a nationally recognized courier service. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(a) if to Parent:

Wave Wireless Corporation

1996 Lundy Avenue

San Jose, CA 95131

Facsimile: (408) 943-4305

Attention: Acting Chief Executive Officer

with a copy (which shall not constitute notice) to:

Procopio, Cory, Hargreaves & Savitch LLP

530 B Street, Suite 2100

San Diego, CA 92101

Facsimile: (619) 398-0114

Attention: John C. Lee, Esq.

(b) if to the Company:

WaveRider Communications Inc.

255 Consumers Road, Suite 500

Toronto, Ontario

Canada M2J 1R4

Facsimile: (416) 502-2968

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:

Foley Hoag LLP

Seaport World Trade Center West

155 Seaport Boulevard

Boston, MA 02210

Facsimile: (617) 832-7000

Attention: David A. Broadwin, Esq.

8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument. This Agreement shall become effective when each party hereto has received counterparts signed and delivered (by facsimile or otherwise) by all of the other parties hereto.

8.4 Entire Agreement; Third Party Beneficiaries.

(a) This Agreement (including the exhibits and the parties’ disclosure schedules hereto) and the Confidentiality Agreement constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof.

(b) This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any Person not a party to this Agreement any rights, benefits or remedies of any nature whatsoever.

8.5 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

8.6 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.7 Amendment. Subject to applicable Law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Stockholder Approval; provided, that after obtaining the Company Stockholder Approval, no amendment shall be made which by Law or in accordance with the rules of the OTC Bulletin Board requires further approval by the stockholders of the Company without such further stockholder approval. This Agreement may be not amended except by execution of an instrument in writing signed on behalf of each of Parent and the Company.

8.8 Extension; Waiver. At any time prior to the Effective Time, either party hereto, by action taken or authorized by its respective Board of Directors, may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

8.9 Fees and Expenses. Subject to Section 6.3, whether or not the Merger is consummated, all Expenses (as defined herein) incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the transactions contemplated hereby, including the preparation, printing, filing and mailing, as the case may be, of the Proxy Statement/Prospectus and the Registration Statement and any amendments or supplements thereto, and the solicitation of the Company Stockholder Approval and all other matters related to the transactions contemplated hereby.

8.10 Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

8.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof.

8.12 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

8.13 Waiver of Jury Trial. EACH PARTY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

“Company”

WAVERIDER COMMUNICATIONS INC.,

a Nevada corporation By: /s/ Charles W. Brown

Name: Title:	Charles W. Brown Chief Executive Officer

“Parent”
WAVE WIRELESS CORPORATION,
a Delaware corporation
By: /s/ Daniel W. Rumsey
Name: Daniel W. Rumsey
Title: Acting Chief Executive Officer

“Merger Sub” } WAVE ACQUISITION CORPORATION, } a Nevada corporation } By: /s/ Daniel W. Rumsey } Name: Daniel W. Rumsey Title: Chief Executive Officer “Merger Sub”
WAVE ACQUISITION CORPORATION,
a Nevada corporation
By: /s/ Daniel W. Rumsey
Name: Daniel W. Rumsey
Title: Chief Executive Officer